                                                                    Exhibit 10.2

                                                                  EXECUTION COPY

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                                                         CUSIP Number: 031043AA0

                                CREDIT AGREEMENT

                            Dated as of June 28, 2004

                                      among

                             AMES TRUE TEMPER, INC.,

                                as the Borrower,

                                ATT HOLDING CO.,
                                 as a Guarantor,

                             BANK OF AMERICA, N.A.,
                 as Administrative Agent, Swing Line Lender and
                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                       as

                               Documentation Agent

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                                       as

                                Syndication Agent

                                       and

                         BANC OF AMERICA SECURITIES LLC,

                                       as

                    Sole Lead Arranger and Sole Book Manager

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                                       i

                               TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO Credit Extensions

         4.01     Conditions of Initial Credit Extension........................................................63
         4.02     Conditions to all Credit Extensions...........................................................67

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                                       ii

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

                                      iii

                                   ARTICLE VII
                               NEGATIVE COVENANTS

                                  ARTICLE VIII
                                    GUARANTY

                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

                                    ARTICLE X
                              ADMINISTRATIVE AGENT

                                       iv

                                   ARTICLE XI
                                  MISCELLANEOUS

                                       v

SCHEDULES

        I           Guarantors
        1.01(a)     Excluded Assets
        1.01(b)     Excluded Lenders
        1.01(e)     Existing Letters of Credit
        2.01        Commitments and Applicable Percentages
        5.03        Certain Authorizations
        5.05        Supplement to Interim Financial Statements
        5.06        Litigation
        5.08(b)     Existing Liens
        5.08(c)     Owned Real Property
        5.08(d)(i)  Leased Real Property (Lessee)
        5.08(d)(ii) Leased Real Property (Lessor)
        5.08(e)     Existing Investments
        5.09        Environmental Issues
        5.13        Subsidiaries and Other Equity Investments; Loan Parties
        5.17        Intellectual Property Matters
        6.21        Excluded Interests
        7.02        Existing Indebtedness
        11.02       Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

        Form of

        A           Committed Loan Notice
        B           Swing Line Loan Notice
        C-1         Term Note
        C-2         Revolving Credit Note
        D           Compliance Certificate
        E           Assignment and Assumption
        F           Subsidiary Guaranty
        G           Security Agreement
        I           Intellectual Property Security Agreement
        J           Opinion Matters - Counsel to Loan Parties
        K           Mortgage
        L           Opinion of Local Counsel to Loan Parties
        M           Notice of Payment

                               CREDIT AGREEMENT

                  This CREDIT AGREEMENT ("AGREEMENT") is entered into as of June
28, 2004, among Ames True Temper, Inc., a Delaware corporation (the "BORROWER"),
ATT Holding Co., a Delaware corporation ("HOLDINGS"), each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C
Issuer.

                  Castle Harlan Partners IV, L.P. and certain of its affiliates
(collectively the "EQUITY INVESTORS") formed CHATT Holdings Inc. ("CHATT"), a
Delaware corporation, to acquire (the "ACQUISITION") all of the stock of
Holdings pursuant to the Stock Purchase Agreement dated June 1, 2004 (the
"PURCHASE AGREEMENT"), by and among the shareholders of Holdings and the warrant holders of Holdings, Wind Point Investors V, L.P., CHATT and CHATT Holdings LLC.
After giving effect to the Acquisition, Holdings will be a holding company that directly owns, and the sole asset of which is, all of the Equity Interests (as hereinafter defined) in the Borrower.

                  Simultaneously herewith, the Borrower will issue up to $150 million of 10% unsecured subordinated notes due 2012 (the "SUBORDINATED NOTES")
pursuant to the Subordinated Notes Indenture (as hereinafter defined) or incur loans under the Bridge Facility (as hereinafter defined), in lieu thereof, to finance in part the Acquisition.

                  The Borrower has requested that (a) immediately upon the
consummation of the Acquisition, the Lenders lend to the Borrower up to $215 million to finance in part the Acquisition, repay certain existing Indebtedness of the Borrower and its Subsidiaries (as hereinafter defined) (the
"REFINANCING") and pay costs and expenses related to the Transaction (as hereinafter defined), and (b) from time to time, the Lenders lend to the
Borrower and the L/C Issuer (as hereinafter defined) issue Letters of Credit (as hereinafter defined) for the account of the Borrower pursuant to a revolving credit facility to be used for ongoing working capital and other general corporate purposes of the Borrower and its Subsidiaries.

                  The consummation of the Acquisition, the issuance and sale of the Subordinated Notes (or the incurrence of loans under the Bridge Facility in lieu thereof), the entering into by the Loan Parties (as hereinafter defined)
and their applicable Subsidiaries of the Loan Documents (as hereinafter defined)
and the Subordinated Notes Documents (as hereinafter defined) or the Bridge
Facility Documents (as hereinafter defined), as the case may be, to which they are or are intended to be a party, the Refinancing, and the payment of the fees and expenses incurred in connection with the consummation of the foregoing is hereinafter referred to as the "TRANSACTION".

                  The Borrower has requested that the Lenders provide a
revolving credit facility, and a term loan facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

                  In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                  1.01  Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

                  "ACQUISITION" has the meaning specified in the Preliminary
Statements to this Agreement.

                  "ADMINISTRATIVE AGENT" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

                  "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative
Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative
Questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is
Controlled by or is under common Control with the Person specified.

                  "AGENTS" means, collectively, the Administrative Agent, the
Arranger, the Syndication Agent, the Documentation Agent and any other agent appointed by the Administrative Agent from time to time pursuant to Section
10.05.

                  "AGGREGATE COMMITMENTS" means the Commitments of all the
Lenders.

                  "AGGREGATE CREDIT EXPOSURES" means, at any time, the sum of
(i) the unused portion of the Revolving Credit Commitment then in effect, (ii)
the unused portion of the Term Commitment then in effect and (iii) the Total
Outstandings at such time.

                  "AGREEMENT" means this Credit Agreement.

                  "APPLICABLE PERCENTAGE" means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the
Aggregate Commitments represented by such Lender's Commitment under the applicable Facility or Facilities at such time. If the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

                  "APPLICABLE RATE" means (i) in the case of Term Loans, a rate equal to (x) 2.75% per annum for Eurodollar Rate Loans and (y) 1.75% per annum for Base Rate Loans and (ii) in

the case of Revolving Credit Loans, Swing Line Loans and Letters of Credit, the
following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the
Administrative Agent pursuant to Section 6.02(b):

--------------------------------------------------------------------------------
                            Applicable Rate
--------------------------------------------------------------------------------
                                               Eurodollar
                                                 Rate +
  Pricing      Consolidated Leverage           Letters of
   Level               Ratio                     Credit            Base Rate
--------------------------------------------------------------------------------
      1       (less than) 4.00:1.00                2.50%             1.50%
--------------------------------------------------------------------------------
      2       (greater than or equal
                 to) 4.00:1.00 but
               (less than) 4.50:1.00               2.75%             1.75%
--------------------------------------------------------------------------------
      3        (greater than or equal
                    to) 4.50:1.00                  3.00%             2.00%
--------------------------------------------------------------------------------

                  Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance
Certificate is not delivered when due in accordance with such Section, then
Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such
Compliance Certificate is delivered. The Applicable Rate in effect from the
Closing Date through the six month anniversary thereof shall be determined based upon Pricing Level 3.

                  "APPROPRIATE LENDER" means, at any time, (a) with respect to the Term Facility or the Revolving Credit Facility, a Lender that has a
Commitment with respect to such Facility at such time, (b) with respect to the
Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit
have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and
(c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii)
if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the
Revolving Credit Lenders.

                  "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "ARRANGER" means Banc of America Securities LLC, in its
capacity as sole lead arranger and sole book manager.

                  "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the
Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

                  "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, other than in connection with the computation of the financial covenants set forth in
Section 7.10 (it being understood that for purposes of computation of the financial covenants, Attributable Indebtedness in respect of synthetic lease obligations shall be deemed to

be zero), the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a
Capitalized Lease.

                  "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended
September 27, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto.

                  "AVAILABILITY PERIOD" means the period from and including the
Closing Date to (a) in the case of the Revolving Credit Facility, the earliest of (i) the Maturity Date for such Facility, (ii) the date of termination of the
Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving
Credit Loans and of the obligation of the L/C Issuer to make L/C Credit
Extensions pursuant to Section 9.02, and (b) in the case of the Term Facility, the earliest of (i) the Maturity Date for such Facility, (ii) the date of termination of the Term Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Term Lender to make Term Loans pursuant to Section 9.02.

                  "AVERAGE TOTAL DEBT" means, as of any date of determination,
(a) the sum of (i) the aggregate outstanding principal amount of all
Consolidated Funded Indebtedness (other than the Outstanding Amount of any
Revolving Credit Loans, Swing Line Loans and L/C Borrowings) on such date and
(ii) the average monthly Outstanding Amount of all Revolving Credit Loans, Swing
Line Loans and L/C Borrowings outstanding during the 365 days immediately prior to such date, minus (b) the average monthly balance of cash and Cash Equivalents of the Borrower and its Subsidiaries in excess of $5 million in aggregate (to the extent positive) during the 365 days immediately prior to such date;
provided that the average of the amounts specified in clause (a)(i) and clause
(a)(ii) for the fiscal quarter ending December 27, 2003 shall be deemed to be
$0; for the fiscal quarter ending March 27, 2004 shall be deemed to be $0; and
for the fiscal quarter ending June 26, 2004 shall be deemed to be $0.

                  "BANK OF AMERICA" means Bank of America, N.A. and its
successors.

                  "BAS" means Banc of America Securities LLC and its successors.

                  "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "BASE RATE LOAN" means a Loan that bears interest based on the
Base Rate.

                  "BORROWER" has the meaning specified in the introductory
paragraph hereto.

                  "BORROWING" means a Revolving Credit Borrowing, a Swing Line
Borrowing or a Term Borrowing, as the context may require.

                  "BRIDGE FACILITY" means the $150 million senior subordinated unsecured bridge loan facility (including rollover loans and exchange notes issued in exchange for the bridge loans) of the Borrower incurred in lieu of the
Subordinated Notes on the Closing Date, if any.

                  "BRIDGE FACILITY DOCUMENTS" means any credit agreement,
instrument or other document entered into by the Borrower in lieu of the
Subordinated Notes Documents, pursuant to which the loans under the Bridge
Facility have been or will be incurred or which otherwise sets forth the terms of the Bridge Facility, in each case, as such agreement, instrument or other document may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but to the extent permitted under the terms of the Loan Documents.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the
London interbank eurodollar market.

                  "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures by such Person which would be required to be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which are capitalized in accordance with GAAP); provided that the term
"Capital Expenditures" shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced,
(b) the purchase price of equipment that is purchased with the trade-in of existing equipment; provided that any such purchase shall be included in Capital
Expenditures only to the extent of the net amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time, (c) expenditures made with the proceeds of assets
Disposed of in accordance with, and permitted by, Section 7.05 (a), (c), (f) or
(g); provided, that any such expenditure shall be included in Capital
Expenditures only to the extent of the net amount by which such purchase price exceeds the amount of the cash proceeds of any such sale or disposition, (d)
expenditures made as part of an Investment permitted by Section 7.03(i) or (q), or (e) expenditures paid for with the proceeds from the issuance or sale of capital stock of Holdings and the corresponding equity investment by Holdings in the Borrower.

                  "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "CASH COLLATERAL ACCOUNT" means a blocked, non-interest
bearing deposit account at Bank of America (or another commercial bank selected in compliance with Section 6.19) in the name of the Collateral Agent and under the sole dominion and control of the Collateral Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

                  "CASH COLLATERALIZE" has the meaning specified in Section
2.03(g).

                  "CASH DISTRIBUTIONS" means, with respect to any Person for any period, all dividends and other distributions on any of the outstanding Equity
Interests in such Person, all purchases, redemptions, retirements, defeasances or other acquisitions of any of the outstanding Equity Interests in such Person and all returns of capital to the stockholders, partners or members (or the equivalent persons) of such Person, in each case to the extent paid in cash by or on behalf of such Person during such period.

                  "CASH EQUIVALENTS" means any of the following types of
Investments, to the extent owned by the Borrower or any of its Subsidiaries:

                    (a)  readily marketable obligations issued or directly and fully guaranteed or insured by the United States of
                         America or any agency or instrumentality thereof having
                         maturities of not more than 360 days from the date of
                         acquisition thereof; provided that the full faith and
                         credit of the United States of America is pledged in
                         support thereof;

                    (b)  time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that
                         (i) (A) is a Lender or (B) is organized under the laws
                         of the United States of America, any state thereof or
                         the District of Columbia or is the principal banking
                         subsidiary of a bank holding company organized under
                         the laws of the United States of America, any state
                         thereof or the District of Columbia, and is a member of
                         the Federal Reserve System, (ii) issues (or the parent
                         of which issues) commercial paper rated as described in
                         clause (c) of this definition and (iii) has combined
                         capital and surplus of at least $1,000,000,000, in each
                         case with maturities of not more than one year from the
                         date of acquisition thereof;

                    (c)  commercial paper issued by any Person organized under the laws of any state of the United States of America
                         and rated at least "Prime-1" (or the then equivalent
                         grade) by Moody's or at least "A-1" (or the then
                         equivalent grade) by S&P, in each case with maturities
                         of not more than 180 days from the date of acquisition
                         thereof; and

                    (d)  Investments, classified in accordance with GAAP as
                         Current Assets of the Borrower or any of its
                         Subsidiaries, in money market investment programs
                         registered under the Investment Company Act of 1940,
                         which are administered by financial institutions that
                         have the highest rating obtainable from either Moody's
                         or S&P, and at least 95% of the portfolios of which are
                         limited solely to Investments of the character, quality
                         and maturity described in clauses (a), (b) and (c) of
                         this definition;

provided, that if any Cash Equivalent ceases to meet the requirements set forth in clauses (a) through (d) above (after the date such Cash Equivalent was acquired), the Borrower shall have 10 Business Days after a Responsible Officer has knowledge thereof to dispose of such Cash Equivalent.

                  "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980.

                  "CERCLIS" means the Comprehensive Environmental Response,
Compensation and Liability Information System maintained by the U.S.
Environmental Protection Agency.

                  "CHANGE IN LAW" means the occurrence, after the date of this
Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any
Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental
Authority.

                  "CHANGE OF CONTROL" means, an event or series of events by which:

                    (a)  Prior to the consummation of an initial public offering of the common stock of Holdings (an "IPO"), the
                         Permitted Holders shall cease to own and control
                         legally and beneficially, either directly or
                         indirectly, Equity Interests in Holdings representing
                         51% or more of the combined voting power of all of
                         Equity Interests entitled to vote for members of the
                         board of directors or equivalent governing body of such
                         Person on a fully-diluted basis (and taking into
                         account all such securities that such person or group
                         has the right to acquire pursuant to any option right);
                         or

                    (b)  After an IPO, any "person" or "group" (as such terms
                         are used in Sections 13(d) and 14(d) of the Securities
                         Exchange Act of 1934, but excluding any employee
                         benefit plan of such person or its subsidiaries, and
                         any person or entity acting in its capacity as trustee,
                         agent or other fiduciary or administrator of any such
                         plan) other than the Permitted Holders becomes the
                         "beneficial owner" (as defined in Rules 13d-3 and 13d-5
                         under the Securities Exchange Act of 1934, except that
                         a person or group shall be deemed to have "beneficial
                         ownership" of all securities that such person or group
                         has the right to acquire (such right, an "OPTION
                         RIGHT"), whether such right is exercisable immediately
                         or only after the passage of time), directly or
                         indirectly, of the greater of 35% and the percentage
                         owned and controlled beneficially and legally, either
                         directly or indirectly, by the Permitted Holders of the
                         equity securities of Holdings entitled to vote for
                         members of the board of directors or equivalent
                         governing body of such Person on a fully-diluted basis
                         (and taking into account all such securities that such
                         person or group has the right to acquire pursuant to
                         any option right); or

                    (c)  during any period of 24 consecutive months, a majority of the members of the board of directors or other
                         equivalent governing body of Holdings cease to be
                         composed of individuals (i) who were members of that
                         board or equivalent governing body on the first day of
                         such period, (ii) whose election or nomination to that
                         board or equivalent governing body was approved by
                         individuals referred to in clause (i) above
                         constituting at the time of such election or nomination
                         at least a majority of that board or equivalent
                         governing body or (iii) whose election or nomination to
                         that board or other equivalent governing body was
                         approved by individuals referred to in clauses (i) and
                         (ii) above constituting at the time of such election or
                         nomination at least a majority of that board or
                         equivalent governing body (excluding, in the case of
                         both clause (ii) and clause (iii), any individual whose
                         initial nomination for, or assumption of office as, a
                         member of that board or equivalent governing body
                         occurs as a result of an actual or threatened
                         solicitation of proxies or consents for the election or
                         removal of one or more directors by

                         any person or group other than a solicitation for the
                         election of one or more directors by or on behalf of
                         the board of directors); or

                    (d)  Holdings shall cease, directly or indirectly, to own
                         and control legally and beneficially all of the Equity
                         Interests in the Borrower; or

                    (e)  a "change of control" or any comparable term under, and as defined in the Senior Subordinated Notes Indenture
                         or other Indebtedness in excess of the Threshold Amount
                         shall have occurred.

                  "CHATT" has the meaning specified in the Preliminary
Statements to this Agreement.

                  "CHP ADDITIONAL CONTRIBUTION" means the cash contributions made to Holdings by Castle Harlan Partners IV, L.P. and its Permitted Holders
other than in connection with the Acquisition.

                  "CHP EQUITY CONTRIBUTION" means the cash contribution made to
Holdings by Castle Harlan Partners IV, L.P. and its Permitted Holders in
connection with the Acquisition.

                  "CFC" has the meaning specified in Section 6.12.

                  "CLEAN-DOWN PERIOD" means a period of 10 consecutive days
occurring during each consecutive 15-month period, commencing on the Closing
Date.

                  "CLOSING DATE" means the first date all the conditions
precedent in Section 4.01 are satisfied or waived in accordance with Section
11.01.

                  "CODE" means the Internal Revenue Code of 1986.

                  "COLLATERAL" means all of the "Collateral" and "Mortgaged
Property" referred to in the Collateral Documents and all of the other property and assets that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "COLLATERAL AGENT" has the meaning specified in Section
10.01(b).

                  "COLLATERAL DOCUMENTS" means, collectively, the Security
Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, IP
Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the
Administrative Agent for the benefit of the Secured Parties.

                  "COMMITMENT" means a Term Commitment or a Revolving Credit
Commitment, as the context may require.

                  "COMMITTED LOAN NOTICE" means a notice of (a) a Term
Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one
Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to
Section 2.02(a), which, if in writing, shall be substantially in the form of
Exhibit A.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit D.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, with respect to any Person for any period, the interest expense paid in cash on all Indebtedness of such Person and its Subsidiaries (net of all interest income of such Person and its Subsidiaries) for such period, determined on a consolidated basis and in accordance with GAAP.

                  "CONSOLIDATED EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated
Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income for such period: (i) Consolidated
Interest Charges, (ii) the aggregate net amount of all Taxes, (iii) depreciation and amortization expense, (iv) any non-cash losses (or minus any non-cash gains)
realized upon the Disposition of property, (v) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income that do not represent a cash item in such period or any future period, (vi) fees and expenses in connection with the exchange of the Subordinated Notes for registered notes with identical terms as contemplated by the Subordinated Notes
Documents or exchanges, redemptions or refinancings permitted by this Agreement,
(vii) management fees that were paid or deducted in accordance with Section 7.08 during such period, (viii) fees and expenses paid or deducted in connection with the Transaction during such period, and (ix) all other non-cash charges and extraordinary losses (excluding reversals of reserves or accruals for cash charges or cash expenses taken during such period, but including in any event charges and losses with respect to purchase accounting) decreasing Consolidated
Net Income for such period.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any
period, the ratio of (a) (i) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date, less (ii) the aggregate amount of all
Capital Expenditures made by or on behalf of the Borrower and its Subsidiaries for the period of the four fiscal quarters ending on such date to (b) the sum of
(i) Consolidated Cash Interest Expense for such period, (ii) the aggregate amount of all Taxes paid in cash during such period, (iii) the aggregate principal amount (or the equivalent thereto) of (A) all regularly scheduled principal payments or redemptions made during such period and (B) all regularly scheduled mandatory prepayments, repurchases, redemptions or similar acquisitions for value of outstanding debt for borrowed money, in each case in this clause (B) in the nature of amortization made during such period, but excluding Excess Cash Flow payments made pursuant to Section 2.05(b)(i) and excluding in each case in this clause (iii) any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02, and (iv) the aggregate amount of all Restricted
Payments made in cash by or on behalf of the Borrower during such period;
provided that, solely for the purposes of determining the Consolidated Fixed
Charge Coverage Ratio for the first three Measurement Periods ending after the
Closing Date, the Consolidated Cash Interest Expense and taxes set forth in clause (b)(ii) above for such Measurement Period shall be equal to (a) for

                                       10

purposes of a determination on September 25, 2004, the applicable period shall be the fiscal quarter most recently ended, multiplied by four; (b) for purposes of a determination on December 25, 2004, the applicable period shall mean the two fiscal quarters most recently ended, multiplied by two; and (c) for purposes of a determination on March 26, 2005, the applicable period shall mean the three fiscal quarters most recently ended, multiplied by 4/3.

                  "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder on such date of determination) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money
Indebtedness, (c) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable, other accounts payable and accrued liabilities and expenses in the ordinary course of business and (ii) earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other similar agreements with, the sellers of assets acquired by the Borrower or any of its
Subsidiaries pursuant to Section 7.03(i)), (d) Attributable Indebtedness, (e)
all Off-Balance Sheet Liabilities, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a)
through (e) above of Persons other than the Borrower or any Subsidiary, and (g)
all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

                  "CONSOLIDATED INTEREST CHARGES" means, for any period, for the
Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP.

                  "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Cash Interest
Expense for such period; provided that, (a) for purposes of calculating
Consolidated Cash Interest Expense on September 25, 2004, the applicable period shall be the fiscal quarter most recently ended, multiplied by four; (b) for purposes of calculating Consolidated Cash Interest Expense on December 25, 2004,
the applicable period shall mean the two fiscal quarters most recently ended, multiplied by two; and (c) for purposes of calculating Consolidated Cash
Interest Expense on March 26, 2005, the applicable period shall mean the three fiscal quarters most recently ended, multiplied by 4/3.

                  "CONSOLIDATED LEVERAGE RATIO" means, as of any date of
determination, the ratio of (a) Average Total Debt as of such date to (b)
Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

                                       11

                  "CONSOLIDATED NET INCOME" means, for any period, for the
Borrower and its Subsidiaries on a consolidated basis, the net income of the
Borrower and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any material provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a
Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "CONTROLLED INVESTMENT AFFILIATE" means (a) any Person
controlling, controlled by, or under common control with, Castle Harlan Partners
IV, L.P., and any managed account controlled by, or under common control with,
Castle Harlan Partners IV, L.P., and (b) employees, management and directors of any of the foregoing, and any trust or individual retirement account for the benefit of any such employees, management or directors, or members of their immediate families, and any other Person controlled by any such employee, manager or director.

                  "CREDIT EXTENSION" means each of the following:  (a) a
Borrowing and (b) an L/C Credit Extension.

                  "CURRENT ASSETS" means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

                  "CURRENT LIABILITIES" means, with respect to any Person, (a)
all Indebtedness of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any
Indebtedness renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date) and (b) all other items (including, without limitation, taxes accrued as estimated and trade payables otherwise excluded from Indebtedness under clause (d) of the definition thereof) that, in accordance with GAAP, would be classified on the balance sheet of such Person as current liabilities of such Person.

                  "DEBT RATING" means the rating as determined by either S&P or
Moody's (collectively, the "DEBT RATINGS") of the Borrower's non-credit-enhanced, senior unsecured long-term debt.

                  "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United
States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                                       12

                  "DEFAULT" means any event or condition that constitutes an
Event of Default or that, with the giving of any notice, the passage of time, or both, would, unless cured or waived, be an Event of Default.

                  "DEFAULT RATE" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii)
2.0% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum and
(b) when used with respect to Letter of Credit Fees, a rate equal to the
Applicable Rate plus 2.0% per annum.

                  "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in
L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one
Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

                  "DISCLOSED LITIGATION" has the meaning set forth in Section
5.06.

                  "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

                  "DOLLAR" and "$" mean lawful money of the United States.

                  "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a
Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the L/C Issuer and the Swing Line Lender,
and (iii) unless an Event of Default has occurred and is continuing, the
Borrower (each such approval not to be unreasonably withheld or delayed);
provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries or any
Excluded Lender.

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, or penalties), of the Borrower, any other Loan Party or any of their respective Subsidiaries resulting from or based

                                       13

upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c)
exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ENVIRONMENTAL PERMIT" means any permit, approval,
identification number, license or other authorization required under any
Environmental Law.

                  "EQUITY INTERESTS" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such
Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

                  "EQUITY INVESTORS" has the meaning specified in the
Preliminary Statements to this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for
purposes of provisions relating to Section 412 of the Code).

                  "ERISA EVENT" means (a) a Reportable Event with respect to a
Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a
Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section
4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any
ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer
Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension
Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the
incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, by any Loan Party or any ERISA Affiliate in excess of $5,000,000 or which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                                       14

                  "EURODOLLAR RATE" means for any Interest Period with respect to a Eurodollar Rate Loan:

                    (a)  the rate per annum equal to the rate determined by the
                         Administrative Agent to be the offered rate that
                         appears on the page of the Telerate screen (or any
                         successor thereto) that displays an average British
                         Bankers Association Interest Settlement Rate for
                         deposits in Dollars (for delivery on the first day of
                         such Interest Period) with a term equivalent to such
                         Interest Period, determined as of approximately 11:00
                         a.m. (London time) two Business Days prior to the first
                         day of such Interest Period, or

                    (b)  if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or
                         service shall not be available, the rate per annum
                         equal to the rate determined by the Administrative
                         Agent to be the offered rate on such other page or
                         other service that displays an average British Bankers
                         Association Interest Settlement Rate for deposits in
                         Dollars (for delivery on the first day of such Interest
                         Period) with a term equivalent to such Interest Period,
                         determined as of approximately 11:00 a.m. (London time)
                         two Business Days prior to the first day of such
                         Interest Period, or

                    (c)  if the rates referenced in the preceding clauses (a)
                         and (b) are not available, the rate per annum
                         determined by the Administrative Agent as the rate of
                         interest at which deposits in Dollars for delivery on
                         the first day of such Interest Period in same day funds
                         in the approximate amount of the Eurodollar Rate Loan
                         being made, continued or converted by Bank of America
                         and with a term equivalent to such Interest Period
                         would be offered by Bank of America's London Branch to
                         major banks in the London interbank eurodollar market
                         at their request at approximately 4:00 p.m. (London
                         time) two Business Days prior to the first day of such
                         Interest Period.

                  "EURODOLLAR RATE LOAN" means a Loan that bears interest at a rate based on the Eurodollar Rate.

                  "EVENT OF DEFAULT" has the meaning specified in Section 9.01.

                  "EXCESS CASH FLOW" means, for any period (without
duplication), (a) Consolidated EBITDA for such period, plus (b) an amount
(whether positive or negative) equal to the change in consolidated Current
Liabilities (excluding short-term debt and the current portion of long-term debt) of the Borrower and its Subsidiaries during such period, less (c) an amount (whether positive or negative) equal to the change in consolidated
Current Assets (excluding cash and Cash Equivalents) of the Borrower and its
Subsidiaries during such period, less (d) the aggregate amount of all Required
Principal Payments made by the Borrower and its Subsidiaries during such period
(together with (i) voluntary prepayments of Term Loans and other Indebtedness
(other than revolving loans) of the Borrower and its Subsidiaries during such period, (ii) (to the extent accompanied by a reduction in the Revolving Credit
Commitments or other revolving credit facility commitments) the payments of
Revolving Credit Loans or such other revolving credit facility of the Borrower and its Subsidiaries during such period, and (iii) mandatory prepayments pursuant to Section 2.05(b) of the Borrower and its Subsidiaries during such period), less (e) Capital Expenditures of the Borrower and its Subsidiaries paid in cash

                                       15

during such period, less (f) the aggregate net amount of all Taxes paid by the
Borrower and its Subsidiaries during such period, less (g) the aggregate amount of all Consolidated Cash Interest Expense during such period, less (h) the aggregate amount of all non-cash credits included in arriving at such
Consolidated EBITDA, less (i) the aggregate amount of all Restricted Payments made in cash by the Borrower during such period to the extent that such
Restricted Payments are permitted to be made under Section 7.06, less (j) an amount equal to the aggregate amount of all Cash Distributions paid by the
Borrower during such period and permitted under this Agreement, less (k)
extraordinary or nonrecurring cash charges, expenses and losses during such period, less (l) cash expenses paid during such period in connection with the issuance pursuant to the Subordinated Notes Indenture of Subordinated Notes in
exchange for such Subordinated Notes, less (m) fees and expenses paid or deducted in connection with the Transaction during such period, less (n) the unfinanced portion of the cash purchase price for acquisitions permitted under
Section 7.03(i), less (o) management fees paid in cash during such period pursuant to Section 7.08, less (p) cash payments made in satisfaction of non-current liabilities. With respect to each of the deductions from
Consolidated EBITDA set forth above, each shall be made only to the extent such amounts are not deducted in determining Consolidated EBITDA.

                  "EXCLUDED ASSETS" means the assets and receipt of payments set forth on Schedule 1.01(a) hereto in connection with specified payments due to the seller under the Purchase Agreement.

                  "EXCLUDED INTERESTS" has the meaning set forth in Section
6.21.

                  "EXCLUDED LENDER" means certain specified competitors of the
Borrower and certain other entities specified in writing by the Borrower to the
Administrative Agent as being ineligible to be a Lender, a participant or an agent hereunder, as set forth on Schedule 1.01(b) hereto.

                  "EXCLUDED TAXES" means, with respect to the Administrative
Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction
(or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any
Lender, in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a
Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

                  "EXISTING CREDIT AGREEMENT" means that certain Loan and
Security Agreement dated as of January 14, 2002 among the Borrower, IXL
Manufacturing Company, Inc., Holdings,

                                       16

Wells Fargo Foothill, Inc., formerly known as Foothill Capital Corporation, as administrative agent, The CIT Group/Business Credit, Inc., as documentation agent, Congress Financial Corporation, as syndication agent and the lenders from time to time party thereto.

                  "EXISTING LETTERS OF CREDIT" means the Letters of Credit
listed on Schedule 1.01(e) hereto.

                  "EXISTING SUBORDINATED NOTES" means the $47 million senior subordinated notes of the Borrower due January 14, 2010.

                  "FACILITY" means the Term Facility, the Revolving Credit
Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the
context may require.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%)
charged to Bank of America on such day on such transactions as determined by the
Administrative Agent.

                  "FEE LETTER" means the letter agreement, dated June 1, 2004, among CHATT, CHATT Holdings LLC, the Administrative Agent, Bank of America
Bridge LLC and the Arranger.

                  "FOREIGN COLLATERAL" means 66% of the Equity Interests of any
Foreign Subsidiary that is owned directly by any Loan Party.

                  "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT" has the meaning specified in Section 5.12(d).

                  "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "FOREIGN PLAN" has the meaning specified in Section 5.12(d).

                  "FOREIGN SUBSIDIARY" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof or the
District of Columbia.

                  "FRB" means the Board of Governors of the Federal Reserve
System of the United States.

                                       17

                  "FUND" means any Person (other than a natural person) that is
(or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "FUNDED DEBT" of any Person means Indebtedness in respect of the Credit Extensions, in the case of the Borrower, and all other Indebtedness of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date.

                  "GAAP" means generally accepted accounting principles in the
United States set forth in the opinions and pronouncements of the Accounting
Principles Board and the American Institute of Certified Public Accountants and
statements and pronouncements of the Financial Accounting Standards Board or
such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

                  "GOVERNMENTAL AUTHORITY" means the government of the United
States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

                  "GRANTING LENDER" has the meaning specified in Section
11.06(h).

                  "GUARANTORS" means Holdings and the Subsidiary Guarantors.

                  "GUARANTEE" means, as to any Person, (a) any obligation,
contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such
Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any
Guarantee shall be deemed to be an amount equal to the lesser of (A) the stated
or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee

                                       18

is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith, and (B) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness. The term "GUARANTEE" as a verb has a corresponding meaning.

                  "GUARANTEED OBLIGATIONS" has the meaning specified in Section
8.01.

                  "GUARANTIES" means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive
substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "HEDGE BANK" means any Person that is a Lender or an Affiliate of a Lender, in its capacity as a party to a Secured Hedge Agreement.

                  "HOLDINGS" has the meaning specified in the Preliminary
Statements to this Agreement.

                  "HOLDINGS GUARANTY" has the meaning set forth in Section
8.01(a) hereto.

                  "HONOR DATE" has the meaning specified in Section 2.03(c)(i).

                  "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                    (a)  all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds,
                         debentures, notes, loan agreements or other similar
                         instruments;

                    (b)  the maximum amount of all direct or contingent
                         obligations of such Person arising under letters of
                         credit (including standby and commercial), bankers'
                         acceptances, bank guaranties and similar instruments;

                    (c)  net obligations of such Person under any Swap Contract;

                    (d)  all obligations of such Person to pay the deferred
                         purchase price of property or services (other than
                         trade accounts and other accounts payable in the
                         ordinary course of business and not past due for more
                         than six months after the date on which each such trade
                         payable or account payable was created);

                    (e)  indebtedness (excluding prepaid interest thereon)
                         secured by a Lien on property owned or being purchased
                         by such Person (including indebtedness arising under

                                       19

                         conditional sales or other title retention agreements),
                         whether or not such indebtedness shall have been
                         assumed by such Person or is limited in recourse;

                    (f)  all Attributable Indebtedness;

                    (g)  all obligations of such Person, excluding all purchases permitted under Section 7.06, to purchase, redeem,
                         retire, defease or otherwise make any payment in
                         respect of any Equity Interests in such Person or any
                         other Person or any warrants, rights or options to
                         acquire such Equity Interests, valued, in the case of
                         redeemable preferred interests, at the greater of its
                         voluntary or involuntary liquidation preference plus
                         accrued and unpaid dividends; and

                    (h)  all Guarantees of such Person in respect of any of the foregoing.

                  For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such
Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. For purposes of this definition (i) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the
Swap Termination Value thereof as of such date, (ii) the amount of any
Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and
(iii) the amount of any Indebtedness described in clause (e) above shall be shall be the lower of the amount of the obligation and the fair market value of the property securing such obligation.

                  "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

                  "INDEMNITEES" has the meaning specified in Section 11.04(b).

                  "INFORMATION" has the meaning specified in Section 11.07.

                  "INFORMATION MEMORANDUM" means the information memorandum
dated June, 2004 used by the Arranger in connection with the syndication of the
Commitments.

                  "INTELLECTUAL PROPERTY SECURITY AGREEMENT" has the meaning specified in Section 4.01(a)(iv).

                  "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a
Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any
Base Rate Loan (including a Swing Line Loan), the last Business Day of each
March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

                                       20

                  "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its
Committed Loan Notice or such other period that is nine or twelve months requested by the Borrower and consented to by all the Lenders; provided that:

                    (i)  any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the
                         next succeeding Business Day unless such Business Day
                         falls in another calendar month, in which case such
                         Interest Period shall end on the next preceding
                         Business Day;

                    (ii) any Interest Period that begins on the last Business
                         Day of a calendar month (or on a day for which there is
                         no numerically corresponding day in the calendar month
                         at the end of such Interest Period) shall end on the
                         last Business Day of the calendar month at the end of
                         such Interest Period; and

                   (iii) no Interest Period shall extend beyond the Maturity
                         Date of the Facility under which such Loan was made.

                  "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of "Indebtedness"
set forth in this Section 1.01 in respect of such Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but net of any amounts actually returned in cash.

                  "IP RIGHTS" has the meaning specified in Section 5.17.

                  "IP SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in Section 14(f) of the Security Agreement.

                  "IRS" means the United States Internal Revenue Service.

                  "ISP" means, with respect to any Letter of Credit, the
"International Standby Practices 1998" published by the Institute of
International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

                  "ISSUER DOCUMENTS" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary)
or in favor the L/C Issuer and relating to any such Letter of Credit.

                                       21

                  "LAWS" means, collectively, all international, foreign,
Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental
Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental
Authority, in each case whether or not having the force of law.

                  "L/C ADVANCE" means, with respect to each Revolving Credit
Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

                  "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

                  "L/C CREDIT EXTENSION" means, with respect to any Letter of
Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

                  "L/C ISSUER" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

                  "L/C OBLIGATIONS" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.
For purposes of computing the amount available to be drawn under any Letter of
Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

                  "LENDER" has the meaning specified in the introductory
paragraph hereto and, as the context requires, includes the Swing Line Lender.

                  "LENDING OFFICE" means, as to any Lender, the office or
offices of such Lender described as such in such Lender's Administrative
Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

                  "LETTER OF CREDIT" means any letter of credit issued hereunder and shall include the Existing Letters of Credit.

                  "LETTER OF CREDIT APPLICATION" means an application and
agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

                  "LETTER OF CREDIT EXPIRATION DATE" means the day that is five days prior to the Maturity Date then in effect for the Revolving Credit Facility
(or, if such day is not a Business Day, the next preceding Business Day).

                                       22

                  "LETTER OF CREDIT FEE" has the meaning specified in Section
2.03(i).

                  "LETTER OF CREDIT SUBLIMIT" means an amount equal to
$15,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

                  "LOAN" means an extension of credit by a Lender to the
Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

                  "LOAN DOCUMENTS" means, collectively, (a) for purposes of this
Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the
Guaranties and the Collateral Documents, (i) this Agreement, (ii) the Notes,
(iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, and
(vi) each Issuer Document and (b) for purposes of the Guaranties and the
Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranties,
(iv) the Collateral Documents, (v) each Issuer Document, (vi) the Fee Letter and
(vii) each Secured Hedge Agreement.

                  "LOAN PARTIES" means, collectively, the Borrower and each
Guarantor.

                  "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the business, assets, properties, liabilities (actual or contingent), operations or financial condition of (i) the
Borrower and its Subsidiaries taken as a whole or (ii) Holdings and its
Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of any Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

                  "MATERIAL CONTRACT" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $5,000,000 or more in any year (other than purchase orders in the ordinary course of the business of such Person) or otherwise material to the business, financial condition, operations, performance or properties of such Person.

                  "MATURITY DATE" means (a) with respect to the Revolving Credit
Facility, the earlier of (i) the sixth anniversary of the Closing Date and (ii)
the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments, and the Swing Line Commitments pursuant to Sections 2.06 or 9.02, and (b) with respect to the Term Facility, the earlier of (i) the seventh anniversary of the Closing Date and (ii) the date of termination in whole of the Term Commitments pursuant to Sections 2.06 or 9.02.

                  "MAXIMUM RATE" has the meaning specified in Section 11.09.

                                       23

                  "MEASUREMENT PERIOD" means, at any date of determination, the most recently completed four consecutive fiscal quarters on or immediately prior to such date.

                  "MOODY'S" means Moody's Investors Service, Inc. and any
successor thereto.

                  "MORTGAGE" has the meaning specified in Section 6.21.

                  "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Loan Parties or any
ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

                  "NET CASH PROCEEDS" means:

                    (a)  with respect to any Disposition by any Loan Party or
                         any of its Subsidiaries, or any proceeds of casualty
                         insurance or condemnation awards (or payments in lieu
                         thereof) received or paid to the account of any Loan
                         Party or any of its Subsidiaries, the excess, if any,
                         of (i) the sum of cash and Cash Equivalents received in
                         connection with such transaction (including any cash or
                         Cash Equivalents received by way of deferred payment
                         pursuant to, or by monetization of, a note receivable
                         or otherwise, but only as and when so received) over
                         (ii) the sum of (A) the principal amount of any
                         Indebtedness that is secured by the applicable asset
                         and that is required to be repaid in connection with
                         such transaction (other than Indebtedness under the
                         Loan Documents), (B) the out-of-pocket expenses
                         incurred by such Loan Party or such Subsidiary in
                         connection with such transaction (including, without
                         limitation, brokerage fees, accountants' fees,
                         investment bankers' fees paid to an entity other than
                         an Affiliate of the Borrower, legal fees, costs and
                         expenses, survey costs, title insurance premiums and
                         other customary fees, costs and expenses actually
                         incurred in connection with such Disposition), (C)
                         income taxes reasonably estimated to be actually
                         payable within two years of the date of the relevant
                         transaction as a result of any gain recognized in
                         connection therewith and any transfer, documentary or
                         other taxes payable in connection therewith, and (D)
                         reasonable reserves, in accordance with GAAP, for any
                         purchase price adjustments reasonably expected to be
                         payable in connection with such Disposition and
                         indemnification payments (fixed or contingent)
                         attributable to the seller's indemnities and
                         representations and warranties to the purchaser in
                         respect of such Disposition undertaken by any Loan
                         Party or any of its Subsidiaries in connection with
                         such Disposition including, without limitation, pension
                         and other post-employment benefit liabilities related
                         to employment, environmental and other liabilities
                         under indemnification obligations associated with such
                         Disposition; provided that, if and to the extent that
                         such reserves are no longer required to be maintained
                         in accordance with GAAP, such amounts shall constitute
                         Net Cash Proceeds, to the extent such amounts would
                         have otherwise constituted Net Cash Proceeds under this
                         clause (a).

                    (b)  with respect to the sale or issuance of any Equity
                         Interest by any Loan Party, or the incurrence or
                         issuance of any Indebtedness by any Loan Party or any
                         of its Subsidiaries, the excess of (i) the sum of the
                         cash and Cash Equivalents received in connection with
                         such transaction over (ii) the underwriting discounts
                         and commissions,

                                       24

                         and other out-of-pocket expenses (including, without
                         limitation, legal fees, costs and expenses), incurred
                         by any Loan Party in connection therewith.

                  "NOTE" means a Term Note or a Revolving Credit Note, as the context may require.

                  "NOTICE OF PAYMENT" has the meaning specified in Section
2.05(e) hereto.

                  "NPL" means the National Priorities List under CERCLA.

                  "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan
Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the
Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "OFF BALANCE SHEET LIABILITIES" means, with respect to any
Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such
Person and its Subsidiaries in accordance with GAAP: (a) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor
Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (b) any other monetary obligation arising with respect to any other transaction which is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP.

                  "ORGANIZATION DOCUMENTS" means, (a) with respect to any
corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S.
jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement;
and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

                  "OTHER TAXES" means all present or future stamp or documentary taxes or any other excise, property, intangible, mortgage recording or similar taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the

                                       25

execution, delivery or enforcement of, or otherwise with respect to, this
Agreement or any other Loan Document.

                  "OUTSTANDING AMOUNT" means (i) with respect to Term Loans,
Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line
Loans, as the case may be, occurring on such date; and (ii) with respect to any
L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the by the Borrower of
Unreimbursed Amounts.

                  "PARTICIPANT" has the meaning specified in Section 11.06(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan
Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

                  "PERMANENT SECURITIES" means the securities issued by the
Borrower for the purpose of refinancing, and in an amount not to exceed the amount necessary to so refinance, the Bridge Facility, if any.

                  "PERMITTED ENCUMBRANCES" has the meaning specified in the
Mortgages.

                  "PERMITTED HOLDERS" means (i) Castle Harlan Partners IV, L.P.
and any limited partner thereof and (ii) any Controlled Investment Affiliates.

                  "PERSON" means any natural person, corporation, limited
liability company, trust, joint venture, association, company, partnership,
Governmental Authority or other entity.

                  "PLAN" means any "employee benefit plan" (as such term is
defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of
ERISA, any ERISA Affiliate.

                  "PLEDGED DEBT" has the meaning specified in Section 1(d)(iv)
of the Security Agreement.

                  "PLEDGED INTERESTS" has the meaning specified in Section
1(d)(iv) of the Security Agreement.

                  "POST PETITION INTEREST" has the meaning specified in Section
8.05 of this Agreement.

                                       26

                  "PROPERTIES" means the properties specified on Schedules
5.08(c) and (d) hereto.

                  "PURCHASE AGREEMENT" has the meaning specified in the
Preliminary Statements to this Agreement.

                  "REDUCTION AMOUNT" has the meaning set forth in Section
2.05(b)(vii).

                  "REFINANCING" has the meaning specified in the Preliminary
Statements to this Agreement.

                  "REGISTER" has the meaning specified in Section 11.06(c).

                  "RELATED DOCUMENTS" means the Purchase Agreement, the
Subordinated Notes Indenture, and the Bridge Facility Documents.

                  "RELATED PARTIES" means, with respect to any Person, such
Person's Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person's Affiliates.

                  "RELEASE" means any spilling, leaking, pumping, emitting,
emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials)
into the environment in violation of Environmental Laws and in amounts or concentrations that require reporting or notification pursuant to Environmental
Law.

                  "REPORTABLE EVENT" means any of the events set forth in
Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

                  "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a
Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a
Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of
Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan
Notice.

                  "REQUIRED CONSENT ASSETS" means the leaseholds and other
assets listed on Schedule 1.01(r) hereto.

                  "REQUIRED LENDERS" means, as of any date of determination,
Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in
L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c)
aggregate unused Revolving Credit Commitments; provided that the unused Term
Commitment, unused Revolving Credit Commitment of, and the portion of the Total
Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

                  "REQUIRED PRINCIPAL PAYMENTS" means, with respect to any
Person for any period, the sum of all regularly scheduled principal payments or repurchases, redemptions or similar acquisitions for value of outstanding Funded
Indebtedness made or required to be made

                                       27

during such period, including, without limitation, all repayments of Loans outstanding hereunder pursuant to Section 2.07(a).

                  "RESPONSIBLE OFFICER" means the chief executive officer,
president, chief financial officer or treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

                  "RESTRICTED PAYMENT" means any dividend or other distribution
(whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any
payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person's stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

                  "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of
Eurodollar Rate Loans, having the same Interest Period made by each of the
Revolving Credit Lenders pursuant to Section 2.01(b).

                  "REVOLVING CREDIT COMMITMENT" means, as to each Revolving
Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and
(c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Revolving Credit
Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

                  "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

                  "REVOLVING CREDIT LENDER" means, at any time, any Lender that has a Revolving Credit Commitment at such time.

                  "REVOLVING CREDIT LOAN" has the meaning specified in Section
2.01(b).

                  "REVOLVING CREDIT NOTE" means a promissory note of the
Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate indebtedness of the
Borrower to such Revolving Credit Lender resulting from the Revolving Credit
Loans made by such Revolving Credit Lender.

                  "S&P" means Standard & Poor's Ratings Services, a division of
The McGraw-Hill Companies, Inc. and any successor thereto.

                                       28

                  "SEC" means the Securities and Exchange Commission, or any
Governmental Authority succeeding to any of its principal functions.

                  "SECURED HEDGE AGREEMENT" means any interest rate, foreign currency exchange or commodity price Swap Contract required or permitted under
Article VI or VII that is entered into by and between the Borrower and any Hedge
Bank.

                  "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement.

                  "SECURED PARTIES" means, collectively, the Administrative
Agent, the Lenders, the Hedge Banks, each co-agent or sub-agent appointed by the
Administrative Agent from time to time pursuant to Section 10.05, and the other
Persons the Obligations owing to which are or are purported to be secured by the
Collateral under the terms of the Collateral Documents.

                  "SECURITY AGREEMENT" has the meaning specified in Section
4.01(a)(iii).

                  "SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in
Section 24 of the Security Agreement.

                  "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Subsidiary of the Borrower that, either individually or together with its
Subsidiaries, taken as a whole, has revenues, assets or earnings in an amount equal to at least 3% of (a) the consolidated revenues of Holdings and its
Subsidiaries for the most recently completed fiscal quarter for which the
Lenders have received financial statements of Holdings and its Subsidiaries pursuant to Section 6.01(a) or 6.01(b), (b) the consolidated assets of Holdings and its Subsidiaries as of the last day of the most recently completed fiscal quarter for which the Lenders have received financial statements of Holdings and its Subsidiaries pursuant to Section 6.01(a) or 6.01(b), or (c) the consolidated net earnings of Holdings and its Subsidiaries for the most recently completed fiscal quarter for which the Lenders have received financial statements of
Holdings and its Subsidiaries pursuant to Section 6.01(a) or 6.01(b), respectively, in each case determined in accordance with GAAP for such period.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPC" has the meaning specified in Section 11.06(h).

                                       29

                  "SUBORDINATED NOTES" has the meaning specified in the
Preliminary Statements to this Agreement.

                  "SUBORDINATED NOTES DOCUMENTS" means the Subordinated Notes
Indenture, the Subordinated Notes and all other agreements, instruments and other documents pursuant to which the Subordinated Notes have been or will be issued or otherwise setting forth the terms of the Subordinated Notes, in each case as such agreement, instrument or other document may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but to the extent permitted under the terms of the Loan
Documents.

                  "SUBORDINATED NOTES INDENTURE" means the indenture dated June
28, 2004 between the Borrower and The Bank of New York, as trustee, with respect to the Subordinated Notes.

                  "SUBORDINATED OBLIGATIONS" has the meaning specified in
Section 8.05.

                  "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a
Subsidiary or Subsidiaries of Holdings.

                  "SUBSIDIARY GUARANTORS" means, collectively, the Subsidiaries of the Borrower listed on Schedule I and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.

                  "SUBSIDIARY GUARANTY" means, collectively, the Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

                  "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any
International Foreign Exchange Master Agreement, or any other master agreement
(any such master agreement, together with any related schedules,

                                       30

a "MASTER AGREEMENT"), including any such obligations or liabilities under any
Master Agreement.

                  "SWAP TERMINATION VALUE" means, in respect of any one or more
Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s)
determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a
Lender).

                  "SWING LINE" means the revolving credit facility made
available by the Swing Line Lender pursuant to Section 2.04.

                  "SWING LINE BORROWING" means a borrowing of a Swing Line Loan pursuant to Section 2.04.

                  "SWING LINE LENDER" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

                  "SWING LINE LOAN" has the meaning specified in Section
2.04(a).

                  "SWING LINE LOAN NOTICE" means a notice of a Swing Line
Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

                  "SWING LINE SUBLIMIT" means an amount equal to the lesser of
(a) $15 million and (b) the Revolving Credit Commitments. The Swing Line
Sublimit is part of, and not in addition to, the Revolving Credit Facility
Commitments.

                  "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

                  "TAXES" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

                  "TERM BORROWING" means a borrowing consisting of simultaneous
Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section
2.01(a).

                  "TERM COMMITMENT" means, as to each Term Lender, its
obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Term
Commitment" or in the Assignment and Assumption

                                       31

pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

                  "TERM FACILITY" means, at any time, the aggregate Term
Commitments of all Lenders at such time.

                  "TERM LOAN" means an advance made by any Lender under the Term
Facility.

                  "TERM LENDER" means, at any time, any Lender that has a Term
Commitment or Term Loan, as applicable, at such time.

                  "TERM NOTE" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

                  "THRESHOLD AMOUNT" means $7,500,000.

                  "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

                  "TRANSACTION" has the meaning specified in the Preliminary
Statements to this Agreement.

                  "TYPE" means, with respect to a Loan, its character as a Base
Rate Loan or a Eurodollar Rate Loan.

                  "UNITED STATES" and "U.S." mean the United States of America.

                  "UNREIMBURSED AMOUNT" has the meaning specified in Section
2.03(c)(i).

                  1.02     Other Interpretive Provisions.  With reference to
this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words
"herein," "hereof" and "hereunder," and words of similar import when used in any
Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan
Document to Articles, Sections,

                                       32

Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through"
means "to and including."

                  (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

                  1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

                  (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any
Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required
Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                  1.04  Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

                  1.05  Times of Day.  Unless otherwise specified, all
references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                  1.06  Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit

                                       33

in effect at such time; provided, however, that with respect to any Letter of
Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

                  2.01 The Loans. (a) The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan (consisting of a Term Loan pursuant to the Term Facility in an amount equal to its Applicable Percentage of the Term Facility) to the Borrower
on the Closing Date. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective
Applicable Percentage of the Term Facility. Amounts borrowed under this Section
2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate
Loans or Eurodollar Rate Loans, as further provided herein.

                  (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a "REVOLVING CREDIT LOAN") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's
Revolving Credit Commitment; provided, however, that after giving effect to any
Revolving Credit Borrowing, (i) the Total Outstandings shall not exceed the
Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the
Revolving Credit Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable
Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment. Within the limits of each Lender's
Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section
2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be
Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

                  2.02   Borrowings, Conversions and Continuations of Loans.

                  (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone.
Each such notice must be received by the Administrative Agent not later than
12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest
Period", the applicable notice must be received by the Administrative Agent not later than 12:00 noon four Business Days prior to the requested date of such
Borrowing, conversion or continuation, whereupon the Administrative Agent shall

                                       34

give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00
a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower
(which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the
Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of,
conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to
Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Loan
Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving
Credit Loans from one Type to the other, or a continuation of Eurodollar Rate
Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of
Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed
Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit
Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the
Interest Period then in effect with respect to the applicable Eurodollar Rate
Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

                  (b) Following receipt of a Committed Loan Notice, the
Administrative Agent shall promptly notify each Lender of the amount of its
Applicable Percentage of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the
Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term Loan Borrowing or a Revolving Credit Borrowing, each Appropriate
Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan
Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02
(and, if such Borrowing is the initial Credit Extension, Section 4.01), the
Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America or such other deposit account with a commercial bank in the United States as may be designated in writing to the Administrative Agent by the Borrower with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan
Notice with respect to such Borrowing is given by the Borrower, there are L/C
Borrowings outstanding, then the

                                       35

proceeds of such Borrowing first shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Borrower as provided above.

                  (c) Except as otherwise provided herein, a Eurodollar Rate
Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no
Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

                   (d) The Administrative Agent shall promptly notify the
Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the
Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

                   (e) After giving effect to all Term Borrowings, all Revolving
Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit
Loans as the same Type, there shall not be more than ten Interest Periods in effect.

                   (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                   (g) Anything in this Section 2.02 to the contrary
notwithstanding, the Borrower may not select (i) Eurodollar Rate for the initial
Credit Extension hereunder and (ii) Interest Periods for Eurodollar Rate Loans
that have a duration of more than one month during the period from the date hereof to 10 Business Days hereafter (or such earlier date as shall be specified in its sole discretion by the Administrative Agent in a written notice to the
Borrower and the Lenders).

                   2.03 Letters of Credit.

                   (a)  The Letter of Credit Commitment.

                   (i) Subject to the terms and conditions set forth herein,
               (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of
               Credit for the account of the Borrower, and to amend or extend
               Letters of Credit previously issued by it, in accordance with
               Section 2.03(b), and (2) to honor drawings under the Letters of
               Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the
               Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of
               Credit, (x) the Total Outstandings shall not exceed the Aggregate
               Commitments, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Applicable Percentage of the
               Outstanding Amount of all L/C Obligations, plus such Lender's
               Applicable Percentage of the

                                       36

               Outstanding Amount of all Swing Line Loans shall not exceed such
               Lender's Revolving Credit Commitment, and (z) the Outstanding
               Amount of the L/C Obligations shall not exceed the Letter of
               Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a
               representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain
               Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                   (ii) The L/C Issuer shall not issue any Letter of Credit if:

                        (A) subject to Section 2.03(b)(iii), the expiry date of
                    such requested Letter of Credit would occur more than
                    twelve months after the date of issuance or last
                    extension, unless the Required Lenders have approved
                    such expiry date; or

                         (B) the expiry date of such requested Letter of Credit
                    would occur after the Letter of Credit Expiration Date,
                    unless all the Lenders have approved such expiry date.

                    (iii) The L/C Issuer shall not be under any obligation to
               issue any Letter of Credit if:

                         (A) any order, judgment or decree of any Governmental
                    Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of
                    Credit, or any Law applicable to the L/C Issuer or any
                    request or directive (whether or not having the force of
                    law) from any Governmental Authority with jurisdiction over the L/C Issuer (I) shall prohibit, or request that the L/C
                    Issuer refrain from, the issuance of letters of credit
                    generally or such Letter of Credit in particular or (II)
                    shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement
                    (for which the L/C Issuer is not otherwise compensated
                    hereunder) not in effect on the Closing Date, or shall
                    impose upon the L/C Issuer any unreimbursed loss, cost or
                    expense which was not applicable on the Closing Date and in each case under clause (II) which the L/C Issuer in good
                    faith deems material to it;

                         (B) the issuance of such Letter of Credit would violate
                    any Laws or one or more policies of the L/C Issuer; or

                         (C) except as otherwise agreed by the Administrative
                    Agent and the L/C Issuer, such Letter of Credit is in an
                    initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

                                       37

                         (D) such Letter of Credit is to be denominated in a
                    currency other than Dollars;

                         (E) such Letter of Credit contains any provisions for
                    automatic reinstatement of the stated amount after any
                    drawing thereunder or provides for the stated amount to
                    increase from time to time; or

                         (F) a default of any Lender's obligations to fund under
                    Section 2.03(c) exists or any Lender is at such time a
                    Defaulting Lender hereunder, unless the L/C Issuer has
                    entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

               (iv) The L/C Issuer shall not amend any Letter of Credit if the
          L/C Issuer would not be permitted at such time to issue such Letter of
          Credit in its amended form under the terms hereof.

               (v) The L/C Issuer shall be under no obligation to amend any
          Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

               (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in
          Article X with respect to any acts taken or omissions suffered by the
          L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such
          Letters of Credit as fully as if the term "Administrative Agent" as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the
          L/C Issuer.

               (b) Procedures for Issuance and Amendment of Letters of Credit;
Auto-Extension Letters of Credit.

               (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer
          (with a copy to the Administrative Agent) in the form of a Letter of
          Credit Application, appropriately completed and signed by a
          Responsible Officer of the Borrower. Such Letter of Credit Application
          must be received by the L/C Issuer and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C)
          the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing

                                       38

          thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer
          (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the
          Administrative Agent may reasonably require.

               (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any
          Lender, the Administrative Agent or any Loan Party, at least one
          Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the
          Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of
          Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C
          Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

               (iii) If the Borrower so requests in any applicable Letter of
          Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "AUTO-EXTENSION LETTER OF CREDIT");
          provided that any such Auto-Extension Letter of Credit must permit the
          L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such
          Letter of Credit) by giving prior written notice to the beneficiary thereof not later than a day (the "NONEXTENSION NOTICE DATE") in each such twelve-month period to be agreed upon with the Borrower at the time such Letter of Credit is issued. Unless otherwise directed by the
          L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an
          Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if
          (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clauses (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the NonExtension Notice Date (1) from the

                                       39

          Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any
          Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

               (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

               (c) Drawings and Reimbursements; Funding of Participations.

               (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof, including the amount and proposed Honor Date (as defined below) of such draw. Not later than 2:00 p.m. on the date of any payment by the
          L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), the Borrower shall reimburse the L/C Issuer through the Administrative
          Agent in an amount equal to the amount of such drawing. If the
          Borrower fails to so reimburse the L/C Issuer by such time, the
          Administrative Agent shall promptly notify each Revolving Credit
          Lender of the Honor Date, the amount of the unreimbursed drawing (the
          "UNREIMBURSED AMOUNT"), and the amount of such Revolving Credit
          Lender's Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base
          Rate Loans to be disbursed on the Honor Date in an amount equal to the
          Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving
          Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the
          L/C Issuer or the Administrative Agent pursuant to this Section
          2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office
          in an amount equal to its Applicable Percentage of the Unreimbursed
          Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

               (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed
          Amount that is not so refinanced, which L/C Borrowing shall be due and payable on

                                       40

          demand (together with interest) and shall bear interest at the Default
          Rate. In such event, each Revolving Credit Lender's payment to the
          Administrative Agent for the account of the L/C Issuer pursuant to
          Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C
          Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

               (iv) Until each Revolving Credit Lender funds its Revolving
          Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of
          Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

               (v) Each Revolving Credit Lender's obligation to make Revolving
          Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section
          2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section
          2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

               (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section
          2.03(c)(ii), the L/C Issuer shall be entitled to recover from such
          Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the
          Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Revolving Credit Lender
          (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

               (d) Repayment of Participations.

               (i) At any time after the L/C Issuer has made a payment under any
          Letter of Credit and has received from any Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related
          Unreimbursed Amount or interest thereon (whether directly from the
          Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative

                                       41

          Agent), the Administrative Agent will distribute to such Lender its
          Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such
          Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

               (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section
          11.05 (including pursuant to any settlement entered into by the L/C
          Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its
          Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the
          Federal Funds Rate from time to time in effect. The obligations of the
          Lenders under this clause shall survive the payment in full of the
          Obligations and the termination of this Agreement.

               (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

               (i) any lack of validity or enforceability of such Letter of
          Credit, this Agreement, or any other Loan Document;

               (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such
          Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

               (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

               (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of
          Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

               (v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the
          Guaranties or any other

                                       42

          guarantee, for all or any of the Obligations of the Borrower or any
          Subsidiary in respect of such Letter of Credit; or

               (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

               The Borrower shall promptly examine a copy of each Letter of
Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C
Issuer and its correspondents unless such notice is given as aforesaid. Nothing herein shall limit any rights or remedies the Borrower may have to commence and prosecute an action, suit or proceeding against the L/C Issuer for gross negligence, willful misconduct or bad faith in connection with any drawing under a Letter of Credit except that any damages for which the L/C Issuer may be liable shall be limited to direct and not consequential damages.

               (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the
L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct or breach in bad faith of its obligations hereunder; or
(iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The
Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the
Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of
Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C
Issuer's willful misconduct or gross negligence or breach in bad faith of its obligations hereunder or the L/C Issuer's willful failure to pay under any
Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a
Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C
Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or

                                       43

purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

               (g) Cash Collateral. Upon the written request of the
Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an
L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C
Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately repay in full all Unreimbursed Amounts and Cash Collateralize the remaining Outstanding Amount of all L/C Obligations. Sections 2.05 and 9.02(c)
set forth certain additional requirements to deliver Cash Collateral hereunder.
For purposes of this Section 2.03, Section 2.05 and Section 9.02(c), "CASH
COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative
Agent, for the benefit of the L/C Issuer and the Revolving Credit Lenders, as
collateral for the L/C Obligations, cash or deposit account balances equal to
100% of such L/C Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C
Obligations, the Borrower will, forthwith upon demand by the Administrative
Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at Bank of America as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuer. Any amounts remaining on deposit as Cash Collateral will be returned to the Borrower provided there are no outstanding L/C
Obligations hereunder and no Default has occurred and is continuing.

               (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued
(including any such agreement applicable to an Existing Letter of Credit), (i)
the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

               (i) Letter of Credit Fees. The Borrower shall pay to the
Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage a Letter of Credit fee (the "LETTER OF
CREDIT FEE") for each Letter of Credit at a per annum rate equal to the
Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall (i)
accrue through the last Business Day of each fiscal quarter and (ii) be due and payable on the last Business Day at the end of each March, June, September and

                                       44

December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of
Credit Fees shall accrue at the Default Rate.

               (j) Fronting Fee and Documentary and Processing Charges Payable
to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate equal to 0.25% per annum, computed on the amount of such Letter of
Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate equal to 0.25% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.
Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

               (k) Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

               (l) Letters of Credit Issued for Subsidiaries.  Notwithstanding
that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of
Letters of Credit for the account of Subsidiaries inures to the benefit of the
Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

               2.04 Swing Line Loans.

               (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a
"SWING LINE LOAN") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the
Outstanding Amount of Loans and L/C Obligations of the Lender acting as Swing
Line Lender, may exceed the

                                       45

amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the
Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the
Revolving Credit Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable
Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment, and provided further that the
Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section
2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each
Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a
Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.

               (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the
Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than
1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the
Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the
Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan
Notice and, if not, the Swing Line Lender will notify the Administrative Agent
(by telephone or in writing) of the contents thereof. Unless the Swing Line
Lender has received notice (by telephone or in writing) from the Administrative
Agent (including at the request of any Revolving Credit Lender) prior to 2:00
p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing
Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line
Lender will, not later than 3:00 p.m. on the borrowing date specified in such
Swing Line Loan Notice, make the amount of its Swing Line Loan available to the
Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

               (c) Refinancing of Swing Line Loans.

               (i) The Swing Line Lender will request on the fifth day following the date of each Swing Line Borrowing, on behalf of the Borrower
          (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base
          Rate Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a
          Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without

                                       46

          regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the
          conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan
          Notice promptly after delivering such notice to the Administrative
          Agent. Each Revolving Credit Lender shall make an amount equal to its
          Applicable Percentage of the amount specified in such Committed Loan
          Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative
          Agent's Office not later than 1:00 p.m. on the day specified in such
          Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each
          Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The
          Administrative Agent shall remit the funds so received to the Swing
          Line Lender.

               (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section
          2.04(c)(i), the request for Base Rate Loans submitted by the Swing
          Line Lender as set forth herein shall be deemed to be a request by the
          Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving
          Credit Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

               (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section
          2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

               (iv) Each Revolving Credit Lender's obligation to make Revolving
          Credit Loans or to purchase and fund risk participations in Swing Line
          Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including
          (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make
          Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the
          Borrower to repay Swing Line Loans, together with interest as provided herein.

                                       47

               (d) Repayment of Participations.

               (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing
          Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable
          Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such
          Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

               (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each
          Revolving Credit Lender shall pay to the Swing Line Lender its
          Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds
          Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

               (e) Interest for Account of Swing Line Lender. The Swing Line
Lender shall be responsible for invoicing the Borrower for interest on the Swing
Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's
Applicable Percentage of any Swing Line Loan, interest in respect of such
Applicable Percentage shall be solely for the account of the Swing Line Lender.

               (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

               2.05 Prepayments.

               (a) Optional. (i) The Borrower may, upon notice to the
Administrative Agent (which may be given by telephone and followed in writing promptly thereafter), at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 12:00 noon (A) three
Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B)
on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar
Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of
$500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall

                                       48

be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding
Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof on a pro-rata basis, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable
Percentages.

               (ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

               (b) Mandatory. (i) Within five Business Days after the date the
Borrower is required to deliver financial statements pursuant to Section 6.01(a)
and the related Compliance Certificate pursuant to Section 6.02(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of Excess Cash
Flow for the fiscal year covered by such financial statements commencing 90 days after the 2005 fiscal year end of the Borrower. Any payments required to be made under this subsection(b)(i) shall be applied as set forth in Section
2.05(b)(vii).

               (ii) If Holdings or any of its Subsidiaries (excluding Foreign
Subsidiaries) Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e) or (h))
which in the aggregate results in the realization by any Loan Party or such
Subsidiary of Net Cash Proceeds (determined as of the date of such Disposition, whether or not such Net Cash Proceeds are then received by any Loan Party or such Subsidiary), or if any proceeds of casualty insurance or condemnation awards is received by or paid to or for the account of Holdings or any of its
Subsidiaries (excluding Foreign Subsidiaries), in each case in excess of
$7,500,000 (the "LIMIT") in aggregate for the term of the Term Facility
(provided that if any Loan Party elects to make a permanent prepayment of the
Facility pursuant to Section 2.05(a) prior to the date that the Limit is exceeded, the Limit will be increased dollar for dollar by the amount of such optional prepayment applied to the principal amount of the Loans), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net
Cash Proceeds received therefrom immediately upon receipt thereof by Holdings or such Subsidiary; provided, however, that, with respect to any Net Cash Proceeds realized (x) under a Disposition described in this Section 2.05(b)(ii) or (y)
proceeds of casualty insurance and condemnation awards described in this Section
2.05(b)(ii), at the option of the Borrower (as elected by the Borrower in writing to the Administrative Agent on or prior to the date of such Disposition or the receipt of such casualty insurance proceeds or condemnation awards), and so long as no Default shall have occurred and be continuing, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets used or useful in the business of the Borrower or its Subsidiaries, so long as within 270 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (as certified by the Borrower in writing to the Administrative
Agent); provided further, however, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of

                                       49

the Loans as set forth in this Section 2.05. Any payments required to be made under this subsection (b)(ii) shall be applied as set forth in Section
2.05(b)(vii).

               (iii) Upon the sale or issuance by Holdings or any of its
Subsidiaries of any Equity Interests other than equity investments acquired by the Equity Investors or any of their Affiliates or Subsidiaries in Holdings or any of its Subsidiaries or equity investments by the Permitted Holders in the
Borrower or any of its Subsidiaries for the purpose of funding Capital
Expenditures or making acquisitions permitted under Section 7.03(i) or investments in joint ventures permitted under Section 7.03(j), the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of all Net Cash
Proceeds received therefrom no later than the second Business Day following the receipt thereof by Holdings or such Subsidiary. Any payments required to be made under this subsection (b)(iii) shall be applied as set forth in Section
2.05(b)(vii).

     (iv) Upon the incurrence or issuance by Holdings or any of its Subsidiaries
(other than Foreign Subsidiaries) of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02(a)(A),
(a)(B) or (a)(C), (b), or (c)(A), (c)(B), (c)(C), (c)(D) or (c)(E)), the
Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom no later than the second Business Day following the receipt thereof by Holdings or such Subsidiary. Any payments required to be made under this subsection (b)(iv) shall be applied as set forth in Section 2.05(b)(vii).

     (v) If for any reason the Total Outstandings at any time exceed the
Aggregate Commitments then in effect, the Borrower shall immediately prepay
Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to
Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v)
unless after the prepayment in full of the Loans and Swing Line Loans the Total
Outstandings exceed the Aggregate Commitments then in effect.

     (vi) The Borrower shall, on the first day of each Clean-Down Period occurring during each consecutive 15-month period, prepay in full all Revolving
Credit Loans (other than outstanding unfunded Letters of Credit), L/C Borrowings and Swing Line Loans outstanding on such day.

     (vii) Prepayments of the Loans made pursuant to clauses (i), (ii), (iii), or (iv) of this Section 2.05(b), first, shall be applied to prepay the Term
Loans (applied to the principal installments thereof on a pro rata basis) and, second, shall be applied to prepay the Revolving Credit Facility. Prepayments of the Revolving Credit Facility made pursuant to clauses (i), (ii), (iii), (iv),
(v) or (vi) of this Section 2.05(b), first, shall be applied to prepay L/C
Borrowings outstanding at such time until all such L/C Borrowings are paid in full, without reduction of Commitments, second, shall be applied to prepay Swing
Line Loans outstanding at such time until all such Swing Line Loans are paid in full, without reduction of Commitments, third, shall be applied to prepay
Revolving Credit Loans outstanding at such time until all such Revolving Credit
Loans are paid in full without reduction of Commitments and, fourth, shall be used to Cash Collateralize the L/C Obligations without reduction of Commitments;
and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (ii), (iii) or (iv) of

                                       50

this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all Loans and L/C Borrowings outstanding at such time and the L/C Obligations have been Cash Collateralized in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the
"REDUCTION AMOUNT") may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit, which has been
Cash Collateralized, such funds shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C
Issuer or the Revolving Credit Lenders, as applicable.

     (c) Notwithstanding anything to the contrary contained in Section 2.05(a)
or (b), or in Section 3.05, so long as no Default shall have occurred and be continuing, if, on any date on which a prepayment of Loans would otherwise be permitted pursuant to Section 2.05(a)(i) or required pursuant to clauses (i),
(ii), (iii), (iv) and (vii) of Section 2.05(b) on any day other than on the last day of the Interest Period therefor, the Borrower may in its sole discretion
(but shall not be required to), deposit the amount of any such prepayment otherwise required to be made hereunder in a Cash Collateral Account of the
Borrower maintained with the Administrative Agent, until the last day of such
Interest Period, at which time the Administrative Agent shall be authorized
(without any further action by the Borrower) to apply such prepayment as set forth in such relevant clauses of this Section 2.05.

     (d) Anything contained in Section 2.05(b) to the contrary notwithstanding,
(A) if, following the occurrence of any "Asset Sale" (as such term is defined in the Subordinated Notes Indenture) by any Loan Party or any of its Subsidiaries,
the Borrower is required to commit by a particular date (a "COMMITMENT DATE") to apply or cause its Subsidiaries to apply an amount equal to any of the "Net
Proceeds" (as defined in the Subordinated Notes Indenture) thereof in a particular manner, or to apply by a particular date (an "APPLICATION DATE") an amount equal to any such "Net Proceeds" in a particular manner, in either case in order to excuse the Borrower from being required to make an "Asset Sale
Offer" (as defined in the Subordinated Notes Indenture) in connection with such
"Asset Sale", and the Borrower shall have failed to so commit or to so apply an amount equal to such "Net Proceeds" at least 60 days before the applicable
Commitment Date or Application Date, as the case may be, or (B) if the Borrower at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such "Net Proceeds", and, within 60 days thereafter assuming no further application or commitment of an amount equal to such "Net Proceeds"
the Borrower would otherwise be required to make an "Asset Sale Offer" in respect thereof, then in either such case the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to such "Net
Proceeds" to be applied to the payment of the Loans and L/C Borrowings and to
Cash Collateralize the L/C Obligations in the manner set forth in Section
2.05(b) in such amounts as shall excuse the Borrower from making any such "Asset
Sale Offer".

     (e) Each notice of prepayment given pursuant to this Section 2.05 shall be followed promptly thereafter by a Notice of Payment in the form of Exhibit M hereto (a "NOTICE OF PAYMENT") from the Borrower.

                                       51

     2.06 Termination or Reduction of Commitments.

     (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the unused portions of the Term Commitments, the Letter of Credit
Sublimit, or the unused Revolving Credit Commitments, or from time to time permanently reduce the unused portions of the Term Commitments, the Letter of
Credit Sublimit, or the unused Revolving Credit Commitments; provided that (i)
any such notice shall be received by the Administrative Agent not later than
12:00 noon three Business Days prior to the date of termination or reduction,
(ii) any such partial reduction shall be in an aggregate amount of $3,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the unused portions of the Term Commitments, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total
Outstandings would exceed the Aggregate Commitments.

     (b) Mandatory. (i) The Term Facility shall be automatically and permanently reduced on the date of the Term Borrowing (after giving effect to the Term
Borrowing), and from time to time thereafter upon each repayment or prepayment of the outstanding Term Loans, by an amount equal to the amount by which (A) the
Term Facility immediately prior to such reduction exceeds (B) the aggregate principal amount of all Term Loans outstanding at such time.

     (ii) If after giving effect to any reduction or termination of unused
Revolving Credit Commitments under this Section 2.06, the Letter of Credit
Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate
Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess.

     (c) Application of Commitment Reductions; Payment of Fees. The
Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Term Commitment, the Letter of Credit
Sublimit, or the unused Revolving Credit Commitment under this Section 2.06.
Each reduction of the unused portion of the Term Commitments pursuant to Section
2.06(a) shall be applied to the Term Facility and to the principal repayment installments thereof on a pro-rata basis. Upon any reduction of unused
Commitments under a Facility, the Commitment of each Lender under such Facility shall be reduced by such Lender's Applicable Percentage of the amount by which such Facility is reduced. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      2.07 Repayment of Loans.

     (a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all
Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in
Section 2.06):

             ------------------------------------------------------------------
               Fiscal Quarter Ended                           Amount
             ------------------------------------------------------------------
              September 25, 2004                              $350,000
             ------------------------------------------------------------------

                                       52

             ------------------------------------------------------------------
              December 25, 2004                               $350,000
             ------------------------------------------------------------------
              March 26, 2005                                  $350,000
             ------------------------------------------------------------------
              June 25, 2005                                   $350,000
             ------------------------------------------------------------------
              October 1, 2005                                 $350,000
             ------------------------------------------------------------------
              December 31, 2005                               $350,000
             ------------------------------------------------------------------
              April 1, 2006                                   $350,000
             ------------------------------------------------------------------
              July 1, 2006                                    $350,000
             ------------------------------------------------------------------
              September 30, 2006                              $350,000
             ------------------------------------------------------------------
              December 30, 2006                               $350,000
             ------------------------------------------------------------------
              March 31, 2007                                  $350,000
             ------------------------------------------------------------------
              June 30, 2007                                   $350,000
             ------------------------------------------------------------------
              September 29, 2007                              $350,000
             ------------------------------------------------------------------
              December 29, 2007                               $350,000
             ------------------------------------------------------------------
              March 29, 2008                                  $350,000
             ------------------------------------------------------------------
              June 28, 2008                                   $350,000
             ------------------------------------------------------------------
              September 27, 2008                              $350,000
             ------------------------------------------------------------------
              December 27, 2008                               $350,000
             ------------------------------------------------------------------
              March 28, 2009                                  $350,000
             ------------------------------------------------------------------
              June 27, 2009                                   $350,000
             ------------------------------------------------------------------
              October 3, 2009                                 $350,000
             ------------------------------------------------------------------
              January 2, 2010                                 $350,000
             ------------------------------------------------------------------
              April 3, 2010                                   $350,000
             ------------------------------------------------------------------
              July 3, 2010                                    $350,000
             ------------------------------------------------------------------
              October 2, 2010                                 $350,000
             ------------------------------------------------------------------
              January 1, 2011                                 $350,000
             ------------------------------------------------------------------
              April 2, 2011                                   $350,000
             ------------------------------------------------------------------
              June 28, 2011 and thereafter                  $130,550,000
             ------------------------------------------------------------------

provided, however, that the final principal repayment installment of the Term
Loans shall be repaid on the Maturity Date for the Facility under which such
Loans were made and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

     (b) Revolving Credit Loans. The Borrower shall repay to the Administrative
Agent for the ratable account of the Revolving Credit Lenders on the Maturity
Date for the Revolving Credit Facility the aggregate principal amount of all
Revolving Credit Advances outstanding on such date.

     (c) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and
(ii) the Maturity Date.

                                       53

     2.08 Interest.

     (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate
Loan shall bear interest on the outstanding principal amount thereof for each
Interest Period at a rate per annum equal to the Eurodollar Rate for such
Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable
Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

     (b) (i) If any amount payable by the Borrower under any Loan Document is not paid when due (after the expiration of all applicable grace periods), whether at stated maturity, by acceleration or otherwise, then all outstanding
Obligations hereunder shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

     (ii) While any Default under Section 9.01(f) or (g) exists, the Borrower shall pay interest on all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

     (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each
Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.09 Fees. In addition to certain fees described in Sections 2.03(i) and
(j):

     (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Appropriate Lender in accordance with its Applicable
Percentage, a commitment fee equal to 0.50% times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (A) the
Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of
L/C Obligations. The commitment fee shall accrue at all times during the
Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the
Maturity Date for the applicable Facility. The commitment fee shall be calculated quarterly in arrears.

     (b) Other Fees. (i) The Borrower shall pay to the Arranger and the
Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                                       54

     (ii) The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.10 Computation of Interest and Fees. All computations of interest for
Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the
Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     2.11 Evidence of Indebtedness.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative
Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the
Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any
Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender
(through the Administrative Agent) a Note, which shall evidence such Lender's
Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such
Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the
Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     (c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(b), and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the
Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan

                                       55

Documents, absent manifest error; provided that the failure of the
Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

     2.12 Payments Generally; Administrative Agent's Clawback.

     (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.
Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's
Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein accompanied by a Notice of Payment from the Borrower.
The Administrative Agent will promptly distribute to each Lender its Applicable
Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the
Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the
Administrative Agent such Lender's share of such Borrowing, the Administrative
Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the
Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent within one Business Day after receipt by the Borrower of written notice from the Administrative Agent such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the
Borrower to but excluding the date of payment to the Administrative Agent, at
(A) in the case of a payment to be made by such Lender, the greater of the
Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to
Base Rate Loans. If the Borrower and such Lender shall pay such interest to the
Administrative Agent for the same or an overlapping period, the Administrative
Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable
Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

                  (ii) Payments by Borrower; Presumptions by Administrative
Agent. Unless the Administrative Agent shall have received notice from the
Borrower prior to the date on which any payment is due to the Administrative
Agent for the account of the Lenders or the L/C Issuer hereunder that the
Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may,

                                       56

in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative
Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and
Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or make payments pursuant to Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation or make payments pursuant to Section 11.04(c).

     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     (f) Authorization. The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

     (g) Insufficient Payment. Whenever any payment received by the
Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the
Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lenders in the order of priority set forth in
Section 9.03. If the Administrative Agent receives funds for application to the
Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each

                                       57

of the Lenders in accordance with such Lender's Applicable Percentage of the sum of (A) the Outstanding Amount of all Loans outstanding at such time and (b) the
Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

     2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C
Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

          (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (ii) the provisions of this Section shall not be construed to apply to
     (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

         Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such
Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

          3.01 Taxes.

     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified
Taxes or Other Taxes, provided that if any Loan Party shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be

                                       58

increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the
Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other
Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes
(including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative
Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the amount of such payment or liability and the circumstances giving rise thereto delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the
Administrative Agent on its own behalf or on behalf of a Lender or the L/C
Issuer, shall be conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of
Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority,
such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other
Loan Document shall deliver to the Borrower (with a copy to the Administrative
Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such
Foreign Lender becomes a Lender under this Agreement (and

                                       59

from time to time thereafter upon the request of the Borrower or the
Administrative Agent and upon the expiration or obsolescence of any such form previously delivered hereunder, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

          (i) two duly completed and executed copies of Internal Revenue Service
     Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

          (ii) two duly completed and executed copies of Internal Revenue
     Service Form W-8ECI,

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank"
     within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section
     881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue
     Service Form W-8BEN, or

          (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

     (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender
or the L/C Issuer determines, in its sole discretion, that it has received a refund or credit in lieu of a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan
Party an amount equal to such refund or credit in lieu of a refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan
Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund or credit in lieu of a refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental
Authority with respect to such refund or credit in lieu of a refund), provided that such Loan Party, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental
Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund or credit in lieu of a refund to such Governmental Authority.
This subsection shall not be construed to require the Administrative Agent, any
Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

     3.02 Illegality. If any Lender determines in good faith that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell,

                                       60

or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such
Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the
Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate
Loans of such Lender to Base Rate Loans, either on the last day of the Interest
Period therefor, if such Lender may lawfully continue to maintain such
Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

     3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or
(c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate
Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

     3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

     (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section
     3.04(e)) or the L/C Issuer;

          (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by
     Section 3.01 and the imposition of, or any change in the rate of, any
     Excluded Tax payable by such Lender or the L/C Issuer); or

                                       61

          (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or
     Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such
Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the
L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of
Credit), or to reduce the amount of any sum received or receivable by such
Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will, in accordance with paragraph (c) of this Section, pay to such Lender or the L/C
Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such
Lender's or the L/C Issuer's holding company, if any, as a consequence of this
Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of
Credit issued by the L/C Issuer, to a level below that which such Lender or the
L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time after submission by such Lender or L/C Issuer to the Borrower of a written request therefor the Borrower will pay to such Lender or the L/C Issuer, in accordance with paragraph (c) of this Section, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

     (c) Certificates for Reimbursement. A certificate of a Lender or the L/C
Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C
Issuer, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof. Each Lender or the L/C Issuer shall allocate any increased costs or reductions on the rate of return on capital among its customers reasonably and in good faith.

     (d) Delay in Requests. Failure or delay on the part of any Lender or the
L/C Issuer to demand compensation pursuant to the foregoing provisions of this
Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or

                                       62

reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). In addition, neither a Lender nor the L/C Issuer shall be entitled to any compensation described in this Section unless, at the time it requests such compensation, it is the policy or general practice of such Lender or the L/C Issuer to request compensation for comparable costs or reduction on rate of return in similar circumstances under other comparable credit agreements.

     (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each
Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.
If a Lender fails to give notice 10 days prior to the relevant Interest Payment
Date, such additional interest shall be due and payable 15 days from receipt of such notice.

     3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the
Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense
(but excluding in any event loss of margin and lost profits) incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the
     Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any
     Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

          (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the
     Borrower pursuant to Section 11.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar
Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank

                                       63

eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

                  3.06  Mitigation Obligations; Replacement of Lenders.

                  (a) Designation of a Different Lending Office. If any Lender
requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to or make any indemnity payment to any Lender or any
Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such
Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and
(ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous in any material respect to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) Replacement of Lenders. If any Lender requests
compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

                  3.07  Survival. All of the Borrower's obligations under this
Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

                  4.01  Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver of the following conditions precedent:

                  (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a
         Responsible Officer of the signing Loan Party, each dated the Closing
         Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the
         Lenders:

                      (i) executed counterparts of this Agreement and the
                  Subsidiary Guaranty;

                      (ii) a Note executed by the Borrower in favor of each
                  Lender requesting a Note;

                                       64

                      (iii) a security agreement, in substantially the form of
                  Exhibit G hereto (together with each other security agreement and security agreement supplement delivered pursuant to
                  Section 6.12, in each case as amended, the "SECURITY
                  AGREEMENT"), duly executed by each Loan Party, together with:

                            (A) certificates representing the Pledged Interests
                      referred to therein accompanied by undated stock powers
                      executed in blank and instruments evidencing the Pledged
                      Debt indorsed in blank,

                            (B) copies of proper financing statements, duly
                      prepared for filing under the Uniform Commercial Code of
                      all jurisdictions that the Administrative Agent may
                      reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security
                      interests created under the Security Agreement (to the
                      extent intended by the terms thereof to be created
                      thereby), covering the Collateral described in the
                      Security Agreement,

                            (C) completed requests for information, dated on or
                      before the date of the initial Credit Extension, listing
                      all effective financing statements filed in the
                      jurisdictions referred to in clause (B) above that name
                      any Loan Party as debtor, together with copies of such
                      financing statements,

                            (D) subject to Section 6.21, evidence that each Loan
                      Party has taken or caused to be taken all other actions,
                      recordings and filings of or with respect to the Security
                      Agreement that the Administrative Agent may reasonably
                      deem necessary or desirable in order to perfect and
                      protect the Liens created thereby,

                            (E) subject to Section 6.21, evidence that all other
                      action that the Administrative Agent may reasonably deem
                      necessary or desirable in order to perfect and protect the first priority liens and security interests created under
                      the Security Agreement (to the extent intended by the
                      terms thereof to be created thereby) has been taken
                      (including, without limitation, receipt of duly executed
                      payoff letters, UCC-3 termination statements and
                      landlords' and bailees' waiver and consent agreements);

                      (iv) an intellectual property security agreement, in
                  substantially the form of Exhibit I hereto (together with each other intellectual property security agreement and
                  intellectual property security agreement supplement delivered pursuant to Section 6.12, in each case as amended, the
                  "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), duly executed by each Loan Party, together with evidence that all actions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and
                  security interests created under the Intellectual Property
                  Security Agreement (to the extent intended to be created
                  thereby) has been taken, including without limitation, filing and recordal of such Intellectual Property Security Agreement with the appropriate authorities;

                                       65

                      (v) a duly executed pledge agreement or equivalent
                  document, together with any other documents necessary to
                  create and perfect a security interest over up to 66% of the
                  Equity Interest issued by any first-tier Foreign Subsidiary of the Borrower that is a CFC, legal opinions of applicable
                  foreign counsel in form and substance reasonably satisfactory to the Administrative Agent and evidence that all steps
                  necessary to accomplish such creation and perfection under the law of the jurisdiction of organization of the relevant
                  Foreign Subsidiary have been taken and remain in full force and effect;

                      (vi) such certificates of resolutions or other action,
                  incumbency certificates and/or other certificates of
                  Responsible Officers of each Loan Party as the Administrative
                  Agent may reasonably require evidencing the identity,
                  authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan
                  Party is a party or is to be a party;

                      (vii) such documents and certifications as the
                  Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing and qualified to engage in business in each
                  jurisdiction where the ownership, lease or operation of
                  properties or the conduct of such Loan Party's business
                  requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material
                  Adverse Effect;

                      (viii) a favorable opinion of (x) Schulte Roth & Zabel LLP and (y) Dykema Gossett PLLC, counsel to the Loan Parties,
                  addressed to each Agent and each Lender, as to the matters set forth in Exhibit J and such other matters concerning the Loan
                  Parties and the Loan Documents as the Required Lenders may
                  reasonably request;

                      (ix) a favorable opinion of Katten Muchin Zavis Rosenman,
                  counsel for Wind Point Partners, delivered in connection with the Acquisition which opinion is either (A) addressed to the
                  Agents and the Lenders and expressly states that the Agents and the Lenders may rely on such opinion or (B) accompanied by a reliance letter from such counsel addressed to the Agents and the Lenders that expressly states that the Agents and the
                  Lenders may rely on such opinion;

                      (x) a certificate of a Responsible Officer of each Loan
                  Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution,
                  delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                      (xi) a certificate signed by a Responsible Officer of
                  Holdings and the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and
                  (B) that there has been no event or circumstance since (i)

                                       66

                  in the case of the Borrower, the date of the Audited Financial
                  Statements and (ii) in the case of Holdings, the date of its formation, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material
                  Adverse Effect;

                      (xii) certificates and letters attesting to the Solvency
                  of each Loan Party (other than inactive Subsidiaries of the
                  Borrower) before and after giving effect to the Transaction, from its Chief Financial Officer;

                      (xiii) certified copies of each employment agreement and
                  other compensation arrangement with each executive officer of any Loan Party or any of its Subsidiaries as the
                  Administrative Agent shall request;

                      (xiv) evidence that all insurance required to be
                  maintained pursuant to the Loan Documents has been obtained and is in effect together with endorsements naming the
                  Administrative Agent, on behalf of the Lenders, as an
                  additional insured or loss payee, as the case may be, in each case, under all such insurance policies, as applicable;

                      (xv) certified copies of each of the Related Documents,
                  duly executed by the parties thereto together with all
                  agreements, instruments and other documents delivered in
                  connection therewith as the Administrative Agent shall
                  request;

                      (xvi) a Request for Credit Extension, as applicable,
                  relating to the initial Credit Extension;

                      (xvii) evidence that the Existing Credit Agreement has
                  been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit
                  Agreement have been or concurrently with the Closing Date are being released (except for Liens with respect to up to
                  $100,000 retained to secure indemnity obligations thereunder)
                  and the Administrative Agent shall be satisfied with all
                  arrangements made with respect to the Existing Letters of
                  Credit; and

                      (xviii) evidence that the Existing Subordinated Notes have been or concurrently with the Closing Date are being redeemed or exchanged for Equity Interests in the Borrower.

                  (b) All fees required to be paid on or before the Closing Date shall have been paid.

                  (c) All requisite material governmental authorizations and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect; all applicable waiting periods for governmental authorizations in connection with the Transaction shall have expired without any action being taken by any Governmental Authority, and no Law shall be applicable in the judgment of the Administrative Agent, in each case that

                                       67

restrains, prevents or imposes materially adverse conditions upon the
Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (d) The Acquisition shall have been consummated in accordance with the terms of the Purchase Agreement, without any amendment, waiver or other material change not consented to by the Arranger of any term, provision or condition set forth therein, (other than waivers, amendments or other material changes that are reasonably determined by the Arranger not to be materially adverse to the Lenders), and in compliance with all applicable requirements of
Law.

                  (e) Holdings and its Subsidiaries shall have (i) a pro forma
Consolidated EBITDA for the twelve-month period ended March 31, 2004 of at least
$54,000,000, and (ii) a pro forma Funded Debt to Consolidated EBITDA ratio for the twelve-month period ended March 31, 2004 of not greater than 5.90:1.00 calculated as if the Transaction had occurred on the first day of each such twelve-month period.

                  (f) The Borrower shall have received $150,000,000 in proceeds from the sale of the Subordinated Notes or from the incurrence of loans under the Bridge Facility, in lieu thereof.

                  (g) The Arranger shall be satisfied with (i) the final terms and conditions of each aspect of the Transaction consistent with the Information
Memorandum and other information and projections delivered to the Arranger prior to the Closing Date, including without limitation, all tax aspects thereof, (ii)
any changes to the pro forma capital and ownership structure (including all
Equity Interests and debt financings) and the shareholder arrangements of
Holdings and its Subsidiaries, including, without limitation, the Organization
Documents, since June 1, 2004 (other than changes that are reasonably determined by the Arranger to be not materially adverse to the Lenders), and (iii) all material terms and conditions of all material liabilities of Holdings and its
Subsidiaries to remain outstanding following the Closing Date.

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

                  4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed
Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

                  (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan
         Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be

                                       68

         true and correct in all material respects on and as of the date of such
         Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02. (i) the representations and warranties contained in Sections 5.05(a) and (b)
         shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively and (ii) with respect to the representation and warranty in Section 5.05(c) made in connection with the initial Credit Extension on the Closing Date, any material adverse change in or effect upon the industry in which
         Holdings, the Borrower and its Subsidiaries participate shall not constitute a Material Adverse Effect except to the extent Holdings, the
         Borrower and its Subsidiaries are disproportionately adversely affected thereby.

                  (b) No Default shall exist, or would result from such proposed
         Credit Extension or from the application of the proceeds therefrom.

                  (c) The Administrative Agent and, if applicable, the L/C
         Issuer or the Swing Line Lender shall have received a Request for
         Credit Extension in accordance with the requirements hereof.

                  Each Request for Credit Extension (other than a Committed Loan
Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a)
and (b) have been satisfied on and as of the date of the applicable Credit
Extension.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  Each of Holdings and the Borrower represents and warrants to the Agents and the Lenders that:

                  5.01 Existence, Qualification and Power; Compliance with Laws.
Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i)
own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents and Related Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws (such compliance to include, without limitation, compliance with the Racketeer Influenced and Corrupt
Organizations Chapter of the Organized Crime Control Act of 1970, and with the
Uniting and Strengthening America by Providing Appropriate Tools Required to
Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 and all other laws and regulations relating to money laundering and terrorist activities); except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse
Effect.

                                       69

                  5.02  Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document and Related Document to which such Person is or is to be a party, and the consummation of the
Transaction, are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's
Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its
Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental
Authority or any arbitral award to which such Person or its property is subject;
or (c) violate any Law. No Loan Party or any of its Subsidiaries is in violation of any Law or in breach of any such Contractual Obligation, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

                  5.03  Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or Related
Document, other than in connection with enforcement compliance with antitrust laws and laws generally applicable to the sale of securities, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents to the extent provided therein (including the first priority nature thereof to the extent provided therein and intended by the terms thereof to be created thereby) or
(iv) the exercise by any Agent or any Lender of its rights under the Loan
Documents or the remedies in respect of the Collateral pursuant to the
Collateral Documents, except for customary procedures required to foreclose or otherwise realize upon a Lien, customary restrictions on the assignability of certain Contractual Obligations and the authorizations, approvals, actions, notices and filings listed on Schedule 5.03 hereto as of the date hereof, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the
Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Acquisition have been consummated in accordance with the Purchase Agreement and applicable Law.

                  5.04  Binding Effect. This Agreement has been, and each other
Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

                                       70

                  5.05  Financial Statements; No Material Adverse Effect.

                  (a) The Audited Financial Statements (i) were prepared in
accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show, to the extent required by GAAP, all material indebtedness and other material liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and
Indebtedness.

                  (b) The unaudited consolidated financial statements of
Holdings and its Subsidiaries dated March 27, 2004 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material Indebtedness and other material liabilities, direct or contingent, of Holdings and its consolidated
Subsidiaries as of the date of such financial statements, including material liabilities for taxes, material commitments and Indebtedness.

                  (c) Since (i) in the case of the Borrower and its Subsidiaries taken as a whole, September 27, 2003, and (ii) in the case of Holdings and its
Subsidiaries taken as a whole, September 27, 2003 there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

                  (d) The consolidated pro forma balance sheet of Holdings and its Subsidiaries as at March 27, 2004, and the related consolidated pro forma statements of income and cash flows of Holdings and its Subsidiaries for the six months then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to the Administrative Agent, fairly present, in all material respects, the consolidated pro forma financial condition of
Holdings and its Subsidiaries as at such date and the consolidated pro forma results of operations of Holdings and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with
GAAP.

                  (e) The consolidated forecasted balance sheets, statements of income and statements of cash flows of Holdings and its Subsidiaries delivered to the Lenders pursuant to Section 5.05 (collectively, the "Projections") were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by management to be fair and reasonable in light of the conditions existing at the time of delivery of such forecasts, provided that such Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such
Projections and that the differences may be material.

                                       71

                  5.06  Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their properties or revenues that (a)
pertain to this Agreement, any other Loan Document, or any Related Document or the consummation of the Transaction, or (b) except as specifically disclosed on
Schedule 5.06 (the "DISCLOSED LITIGATION") as of the date hereof, either individually or in the aggregate, could reasonably be expected to have a
Material Adverse Effect, and since the Closing Date, there has been no adverse change in the status, or financial effect on any Loan Party or any of its
Subsidiaries, of the matters described on Schedule 5.06 hereto that could reasonably be expected to have a Material Adverse Effect.

                  5.07  No Default. No Loan Party is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other
Loan Document.

                  5.08  Ownership of Property; Liens; Investments.

                  (a) Each Loan Party and each of its Subsidiaries has good
record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for the Permitted Encumbrances, Liens set forth on Schedule 5.08(b) and
Liens created or permitted by the Loan Documents and such defects in title as could not, individually or in the aggregate, reasonably be expected to have a
Material Adverse Effect.

                  (b) Set forth on Schedule 5.08(b) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries as of the date hereof, showing as of the date hereof the lienholder thereof and the property or assets of such Loan Party or such
Subsidiary subject thereto. As of the date hereof, the property of Holdings and its Subsidiaries is subject to no Liens other than Permitted Encumbrances, Liens set forth on Schedule 5.08(b), Liens permitted by Section 7.01 and such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (c) Set forth on Schedule 5.08(c) hereto is a complete and accurate list as of the date hereof of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book value thereof.

                  (d) (i) Set forth on Schedule 5.08(d)(i) hereto is a complete and accurate list as of the date hereof of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.

                  (ii) Set forth on Schedule 5.08(d)(ii) hereto is a complete and accurate list as of the date hereof of all leases of real property under which any Loan Party is the lessor,

                                       72

         showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.

                  (e) Set forth on Schedule 5.08(e) hereto is a complete and accurate list as of the date hereof of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof exceeding $500,000 individually or in the aggregate for all related Investments in the same Person, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

                  5.09  Environmental Compliance. Except as set forth on
Schedule 5.09,

                  (a) none of the properties currently or formerly owned or
operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its
Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its
Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan
Party or any of its Subsidiaries except that which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
and

                  (b) neither any Loan Party nor any of its Subsidiaries is
undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its
Subsidiaries have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.

                  5.10  Insurance. The properties of the Borrower and its
Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the
Borrower or the applicable Subsidiary operates.

                  5.11  Taxes. Holdings and its Subsidiaries have filed all
Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and except to the extent the failure to so

                                       73

file or pay could not reasonably be expected to have a Material Adverse Effect.
There is no proposed tax assessment against Holdings or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any
of its Subsidiaries is party to any tax sharing agreement.

                  5.12  ERISA Compliance.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.
Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of each Loan Party, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each
ERISA Affiliate have made all required contributions to each Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of each
Loan Party, threatened claims, actions or lawsuits, or action by any
Governmental Authority, with respect to any Plan that could be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a
Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer
Plan; and (iii) neither the Loan Parties nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

                  (d) With respect to each scheme or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR
ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "FOREIGN PLAN"):

                  (A) Any material employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

                  (B) Except as would not have a Material Adverse Effect, the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

                                       74

                  (C) Except as would not, either individually or in the
         aggregate, have a Material Adverse Effect, each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

                  5.13 Subsidiaries; Equity Interests; Loan Parties. As of the
Closing Date, each Loan Party has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity
Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part
(a) of Schedule 5.13 free and clear of all Liens except those created under the
Collateral Documents. As of the Closing Date, each Loan Party has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. As of the Closing Date, all of the
outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by Holdings in the amounts specified on
Part (c) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list as of the Closing Date of all Loan Parties, showing as of the
Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S.
taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. The copy of the charter of each Loan
Party and each amendment thereto provided pursuant to Section 4.01(a)(vii) is a true and correct copy of each such document, each of which is valid and in full force and effect.

                  5.14  Margin Regulations; Investment Company Act; Public
Utility Holding Company Act.

                  (a) The Borrower is not engaged and will not engage,
principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used in violation of Regulation U.

                  (b) None of the Borrower, any Person Controlling the Borrower,
or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a
"holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility
Holding Company Act of 1935, or (ii) is or is required to be registered as an
"investment company" under the Investment Company Act of 1940. Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the
SEC thereunder.

                  5.15  Disclosure. Each Loan Party has disclosed to the Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject as of the Closing Date, and all other matters known to it as of the Closing Date, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or

                                       75

other information furnished (whether in writing or orally) by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (in each case as modified or supplemented by other information so furnished) taken as a whole contained (as of the date that such report, financial statement or information was so furnished) any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, such projected financial information is not to be viewed as facts and that actual results during the period or periods covered by such projected financial information may differ from such projected financial information and that the differences may be material.

                  5.16  Compliance with Laws. Each Loan Party and each
Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  5.17  Intellectual Property; Licenses, Etc. Each Loan Party
and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, trade dress, copyrights, patents and other intellectual property (collectively, "IP RIGHTS") that are currently used or currently held for use in the operation of their respective businesses, without conflict with the rights of any other Person that could reasonably be expected to have a Material Adverse Effect, and set forth on Schedule 5.17 is a complete and accurate list as of the Closing Date of all registered (or applied for)
intellectual property owned by each Loan Party and its Subsidiaries. Except to the extent set forth on Schedule 5.17, the operation of their respective businesses by any Loan Party or any Subsidiary does not infringe upon any IP
Rights held by any other Person to the extent such infringement could reasonably be expected to have a Material Adverse Effect. Except to the extent set forth on
Schedule 5.17, no claim or litigation regarding any such infringement is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse
Effect.

                  5.18  Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

                  5.19  Casualty, Etc. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty
(whether or not covered by insurance) that could be reasonably likely to have a
Material Adverse Effect.

                  5.20  Perfection, Etc. All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect (to the extent that it is intended by

                                       76

the terms of the Collateral Documents that a perfected first priority lien and security interest will be obtained), and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral (to the extent that it is intended by the terms of the Collateral Documents that a perfected first priority lien and security interest will be obtained), securing the payment of the Secured
Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan
Documents.

                  5.21  Subordinated Notes Indenture. The Obligations of the
Loan Parties under the Loan Documents constitute "Designated Senior Debt" or
"Senior Debt" (or any similar term) under, and as defined in, the Subordinated
Notes Indenture.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

                  So long as any Lender shall have any Commitment hereunder, any
Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding and not
Cash Collateralized, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11)
cause each Subsidiary to:

                  6.01 Financial Statements. Deliver to the Administrative Agent
and each Lender, in form and detail reasonably satisfactory to the
Administrative Agent and the Required Lenders:

                  (a) as soon as available, but in any event within 90 days (but in the case of the first fiscal year ended after the Closing Date, 120 days) after the end of each fiscal year of the Borrower, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of a "Big Four" accounting firm or of another independent certified public accountant of nationally recognized standing selected by the
         Borrower and reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

                  (b) as soon as available, but in any event within 45 days
         after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of
         Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders'

                                       77

         equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible
         Officer of the Borrower as fairly presenting, in all material respects, the financial condition, results of operations, shareholders' equity and cash flows of Holdings and its Subsidiaries in accordance with
         GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

                  (c) as soon as available, but in any event no later than 30 days after the end of each fiscal year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the
         Administrative Agent, of consolidated balance sheets, income statements and cash flow statements of Holdings and its Subsidiaries on a quarterly basis for the fiscal year following such fiscal year and on an annual basis for each fiscal year thereafter until the Maturity Date for the Term Facility.

As to any information contained in materials furnished pursuant to Section
6.02(c), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b), but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) at the times specified therein.

                  6.02  Certificates; Other Information. Deliver to the
Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under Section 7.10 or, if any such Default shall exist, stating the nature and status of such event;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance
         Certificate signed by a Responsible Officer of the Borrower;

                  (c) promptly after the same are available, copies of each
         annual report, proxy or financial statement or other material report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the
         SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934,
         or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

                  (d) promptly after the furnishing or receipt thereof, copies of any statement or report furnished to, or notice received from, any holder of the Subordinated Notes and any other debt securities in excess of the Threshold Amount of any Loan Party or of any

                                       78

         of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement regarding an actual or prospective default thereunder or alleged non-compliance with the terms thereof and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

                  (e) promptly and in any event within five Business Days after receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan
         Party or any of its Subsidiaries;

                  (f) promptly upon receipt thereof, such information and
         reports regarding the Related Documents as the Administrative Agent may
         reasonably request;

                  (g) promptly after the assertion or occurrence thereof, notice of any claim or action against, or any investigation that would reasonably be expected to give rise to a claim or action against, any
         Loan Party or any of its Subsidiaries for any violation of or non-compliance with any Environmental Law, or any action or claim relating to, or any investigation that would reasonably be expected to give rise to a claim or action relating to, any Release affecting any of the Properties that could (i) reasonably be expected to have a
         Material Adverse Effect or (ii) cause any property described in the
         Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

                  (h) as soon as available and in any event within 30 days after the end of each fiscal year, a report supplementing Schedules 5.08(c)
         and 5.08(d)(i) and (ii) and 5.08(e) and 5.13 hereto, including an identification of all owned and leased real property disposed of by any
         Loan Party or any of its Subsidiaries during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such fiscal year and a description of such other changes in the information included in such Schedules as may be necessary for such
         Schedules to be accurate and complete; and

                  (i) promptly following any request therefor, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request subject, however, to the last sentence of
         Section 6.10.

                  Documents required to be delivered pursuant to Section 6.01(a)
or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.02; or (ii)
on

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which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and each Agent have access
(whether a commercial, third-party website or whether sponsored by the
Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and
(ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the
Administrative Agent by electronic mail electronic versions (i.e., soft copies)
of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance
Certificates required by Section 6.02(b) to the Administrative Agent. Except for
such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

                  The Borrower hereby acknowledges that (a) the Administrative
Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder
(collectively, "BORROWER MATERIALS") by posting the Borrower Materials on
IntraLinks or another similar electronic system (the "PLATFORM") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower and its
Subsidiaries and their respective securities) (each, a "PUBLIC LENDER"). The
Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC"
which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the
Borrower shall be deemed to have authorized the Administrative Agent, the
Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower and its
Subsidiaries and their respective securities for purposes of United States
Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC"
are permitted to be made available through a portion of the Platform designated
"Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated as
"Public."

                  6.03  Notices. Promptly upon (and in any event within three
Business Days after) any Responsible Officer of a Loan Party obtaining knowledge thereof, notify the Administrative Agent:

                  (a) of the occurrence of any Default;

                  (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a material Contractual
         Obligation of any Loan Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan
         Party or any Subsidiary and any Governmental Authority; or (iii) the
         commencement of, or any

                                       80

         material development in, any litigation or proceeding affecting any
         Loan Party or any Subsidiary, including pursuant to any applicable
         Environmental Laws;

                  (c) of the occurrence of any ERISA Event;

                  (d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary;

                  (e) of the (A) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory repayment pursuant to Section 2.05(b)(ii), (B) occurrence of any sale of capital stock or other Equity Interests for which the Borrower is required to make a mandatory repayment pursuant to Section 2.05(b)(iii) and (C)
         incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory repayment pursuant to Section 2.05(b)(iv);
         and

                  (f) of any announcement by Moody's or S&P of any change in a
         Debt Rating.

                  Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

                  6.04  Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities (subject to any applicable subordination provisions, grace provisions and notice provisions), including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by
Holdings or such Subsidiary, except to the extent such failure to pay and discharge the foregoing could not reasonably be expected to have a Material
Adverse Effect; (b) all lawful claims which, if unpaid, would by law become a
Lien upon its property (other than a Lien permitted under the Loan Documents), except to the extent such failure to pay and discharge such claims could not reasonably be expected to have a Material Adverse Effect; and (c) all
Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such
Indebtedness, except to the extent such failure to pay and discharge such
Indebtedness could not reasonably be expected to have a Material Adverse Effect.

                  6.05  Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect (i) its legal existence and (ii) its good standing under the Laws of the jurisdiction of its organization, except to the extent such failure to be in good standing could not reasonably be expected to have a Material Adverse Effect and except in a transaction permitted by Section
7.04 or 7.05; provided, however, that Subsidiaries of the Borrower may consummate any merger or consolidation permitted under Section 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a
Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

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                  6.06  Maintenance of Properties. (a) Maintain and preserve all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty events excepted; (b) make all necessary repairs thereto and renewals and replacements thereof, in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

                  6.07  Maintenance of Insurance. Maintain with financially
sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

                  6.08  Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b)
the failure to comply therewith could not reasonably be expected to have a
Material Adverse Effect.

                  6.09  Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

                  6.10  Inspection Rights. Permit representatives and
independent contractors of each Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and, subject to prior notice to the Borrower and affording a reasonable opportunity for the Borrower to have its representatives participate therein, its independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Borrower; provided, however, that so long as no Event of
Default has occurred and is continuing, (i) the Borrower shall not be obligated to pay for more than one such inspection in any calendar year and (ii) when an
Event of Default exists any Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. If any materials to be reviewed by any Agent or any Lender in connection with any such inspection are protected by attorney-client privilege, such Agent or such Lender will endeavor to cooperate with the Borrower to review such information in a manner designed to preserve such privilege to the extent practicable.

                  6.11  Use of Proceeds. Use the proceeds of the Credit
Extensions (i) to finance in part the Acquisition, (ii) to repay certain existing Indebtedness of the Borrower on the Closing Date, (iii) to pay fees and expenses in connection with the Transaction and (iv) for general corporate purposes not in contravention of any Law or of any Loan Document.

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                  6.12  Covenant to Guarantee Obligations and Give Security.
Upon (x) the request of the Administrative Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries (other than any Subsidiary which is a
"controlled foreign corporation" under Section 957 of the Code (a "CFC")) by any
Loan Party or (z) the acquisition of any real property interest by any Loan
Party with a fair market value in excess of $1 million in the case of a fee interest or requiring the payment of annual rent exceeding in the aggregate
$500,000 in the case of leasehold interest, and such property shall not already be subject to a perfected first priority security interest (to the extent intended to be subject thereto pursuant to the terms of the Collateral
Documents) in favor of the Administrative Agent for the benefit of the Secured
Parties (subject only to Permitted Encumbrances and the Liens created or permitted by the Loan Documents), then the Borrower shall, in each case at the
Borrower's expense:

                  (i) in connection with the formation or acquisition of such applicable Subsidiary, within 15 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent (that is a Loan Party) of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative
         Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                  (ii) within 20 days after such request, formation or
         acquisition, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective
         Subsidiaries in detail reasonably satisfactory to the Administrative
         Agent,

                  (iii) within 30 days after such request, formation or
         acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent (that is a Loan Party) of such
         Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent mortgages, pledges, assignments, Security
         Agreement Supplements, IP Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of the applicable Loan Party, such
         Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties (limited in the case of any Foreign Subsidiaries that are CFCs to a pledge of only the Equity
         Interests of such first-tier Subsidiaries of the Borrower and, in such case, only to 66% of the voting interests of such Subsidiaries.

                  (iv) within 30 days after such request, formation or
         acquisition, take, and cause such Subsidiary or such parent that is a
         Loan Party to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the
         Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to

                                       83

         the mortgages, pledges, assignments, Security Agreement Supplements, IP
         Security Agreement Supplements and security agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

                  (v) within 60 days after such request, formation or
         acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other
         Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i),
         (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, Security Agreement Supplements, IP
         Security Agreement Supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the
         Administrative Agent may reasonably request,

                  (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the
         Administrative Agent,

                  (vii) upon the occurrence and during the continuance of an
         Event of Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into a Cash Collateral Account, and with respect to all other dividends paid or payable to it or any of its
         Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Administrative
         Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

                  (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, Security Agreement Supplements, IP Security Agreement
         Supplements and security agreements.

                                       84

                  (C) Each specified time period listed for delivery of
documents or information in clauses (A) or (B) above may be extended by up to an additional 120 days at the sole discretion of the Administrative Agent.

                  6.13  Compliance with Environmental Laws. (i) Comply, and use all commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; and obtain and renew all Environmental Permits necessary for its operations and properties, except in such instances in which a failure to comply, obtain or renew could not reasonably be expected to have a Material Adverse Effect; and (ii) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action reasonably necessary to remove and clean up a Release of Hazardous Materials from any of its properties in accordance with the requirements of all Environmental Laws; provided, however, that neither the
Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action (A) to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances or
(B) the failure to undertake any such cleanup, removal, remedial or other action could not reasonably be expected to have a Material Adverse Effect.

                  6.14  Preparation of Environmental Reports. The Borrower shall promptly notify the Lenders of any Release that triggers reporting obligations under any applicable Environmental Laws. In the event of such a Release, at the request of the Required Lenders, the Borrower, at its own expense, shall provide to the Lenders within 90 days after the Release an environmental site assessment report of the Property(ies) where such a Release has taken place or that has otherwise been impacted by the Release, by an environmental consulting firm chosen by the Borrower and reasonably acceptable to the Administrative Agent, addressing the Release, the proposed cleanup, response or remedy and the associated cost. Not limiting the generality of the immediately preceding two sentences, if the Administrative Agent determines that a material environmental risk exists, the Administrative Agent may independently retain an environmental consulting firm to conduct an environmental site assessment of the Property(ies)
and the Borrower hereby grants, and agrees to cause any Subsidiary that owns such Property(ies) to grant, access to the Property(ties) upon reasonable notice to the Borrower, subject to the rights of tenants, during normal business hours, provided, however, that no testing, sampling or other invasive investigation shall be performed as part of such environmental site assessment.

                  6.15  Further Assurances. Promptly upon request by any Agent, or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, subject to the limitations set forth therein, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens

                                       85

intended to be created thereunder, subject to the limitations set forth therein, and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any
Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                  6.16  Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the
Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                  6.17  Interest Rate Hedging. Enter into within 90 days after the Closing Date, and maintain for a period of three years thereafter or until the Maturity Date for the Term Facility, one or more interest rate Swap
Contracts with Persons reasonably acceptable to the Administrative Agent and providing for protection against fluctuations in interest rates with coverage in a notional amount, together with the amount of Funded Debt (excluding Revolving
Credit Loans) of the Borrower and its Subsidiaries on a consolidated basis that is bearing interest at a fixed rate, at least equal to 25% of the aggregate amount of all Funded Debt (excluding Revolving Credit Loans) of the Borrower and its Subsidiaries on a consolidated basis outstanding from time to time, it being agreed that the Indebtedness evidenced by the Subordinated Notes are fixed interest Indebtedness.

                  6.18 Lien Searches. Promptly following receipt of the
acknowledgment copy of any UCC financing statements filed in any applicable jurisdiction by or on behalf of the Secured Parties, deliver to the
Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.

                  6.19 Cash Collateral Accounts. Maintain, and cause each of its
Subsidiaries to maintain, all Cash Collateral Accounts with Bank of America or another commercial bank located in the United States, which has delivered a control agreement in form and substance satisfactory to the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Agreement with respect to such Cash Collateral Account.

                  6.20 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material
Contract in accordance with its terms, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                  6.21 Conditions Subsequent to Initial Credit Extension.
Deliver, and cause each of its Subsidiaries to deliver, to the Administrative
Agent not later than 90 days following

                                       86

the Closing Date (which date may be extended by up to an additional 60 days at the sole discretion of the Administrative Agent):

                  (a) deeds of trust, trust deeds, mortgages and leasehold
mortgages and leasehold deeds of trust (other than with respect to the real property fee interests and leasehold interests set forth in Schedule 6.21 hereto and other real property fee interests and leasehold interests that the
Administrative Agent reasonably determines either to be immaterial or for which consents to incur a leasehold mortgage or deed of trust could not be obtained after the Borrower used its commercially reasonable efforts to obtain such consents (the "EXCLUDED INTERESTS")) in substantially the form of Exhibit K hereto (with such changes as may be required to account for local law matters)
and otherwise in form and substance reasonably satisfactory to the
Administrative Agent covering the Properties (together with each other mortgage or deed of trust delivered pursuant to Section 6.12, in each case as amended, the "MORTGAGES"), duly executed by the appropriate Loan Party, together with, at the request of the Administrative Agent in its reasonable discretion, title search reports, title insurance policies (including any endorsements thereto and coinsurance and direct access reinsurance), insurance, copies of the appraisals which the Borrower is obtaining for each of the Properties, surveys and estoppel and consent agreements executed by each of the lessors of the leased real properties listed on Schedule 5.08(d)(i) hereto, other than the Excluded
Interests, along with (x) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (y) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (z) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Administrative Agent, and any other instruments, documents or information that the Administrative Agent may reasonably deem necessary to create a valid first and subsisting Lien on the property described in the Mortgages, each in scope, form and substance reasonably satisfactory to the Administrative Agent;

                  (b) opinions of local counsel for the Loan Parties in states in which the Properties covered by the Mortgages are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings substantially in the form of Exhibit L hereto (with such changes as may be reasonably approved by the Administrative Agent and its counsel to account for local law matters), and otherwise in form and substance reasonably satisfactory to the Administrative Agent;

                  (c) the opinion of Schulte Roth & Zabel LLP, counsel to the
Loan Parties, addressed to each Agent and each Lender, as to certain corporate formalities in form and substance reasonably satisfactory to the Administrative
Agent; and

                  (d) account control agreements covering all deposit accounts and security accounts intended to be subject thereto pursuant to the terms of the Security Agreement, each in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the financial institutions party thereto.

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                                  ARTICLE VII
                               NEGATIVE COVENANTS

                  So long as any Lender shall have any Commitment hereunder, any
Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding and not
Cash Collateralized, each of Holdings and the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

                  7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names Holdings or any of its
Subsidiaries as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, other than the following:

                  (a)  in the case of the Borrower and its Subsidiaries:

                       (A) Liens existing on the date hereof and listed on
                  Schedule 5.08(b) and any refinancings, replacements, renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the obligations secured thereby shall not be increased (other than to include accrued and
                  unpaid interest, premiums, and fees, costs and expenses
                  related thereto), (iii) no additional Loan Parties or their
                  Subsidiaries shall become a direct or contingent obligor, and
                  (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(c)(C);

                       (B) Liens imposed by law, such as carriers',
                  warehousemen's, mechanics', materialmen's, repairmen's or
                  other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable
                  Person;

                       (C) pledges or deposits to secure the performance of
                  bids, trade contracts and leases (other than Indebtedness), insurance contracts, statutory obligations, surety bonds
                  (other than bonds related to judgments or litigation),
                  performance bonds and other obligations of a like nature
                  incurred in the ordinary course of business;

                       (D) (i) easements, municipal ordinances, zoning
                  restrictions, land use, environmental regulations,
                  rights-of-way, restrictions on the use of real property and immaterial defects and irregularities in the title thereto, restrictions, licenses, covenants, consents, reservations and other similar encumbrances affecting real property which do not in any case materially interfere with the ordinary conduct of the business of the applicable Person and (ii) any interest of a lessor of property leased to the Borrower or any of its
                  Subsidiaries, or any encumbrances on any such interest or
                  title of such lessor;

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                       (E) Liens securing Indebtedness permitted under Section
                  7.02(c)(F); provided that (i) such Liens do not at any time encumber any property other than the property financed by such
                  Indebtedness (together with replacements, substitutions,
                  attachments, accessions and proceeds and products thereof),
                  (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property
                  being acquired on the date of acquisition and (iii) with
                  respect to Capitalized Leases, such Liens do not at any time extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases (together with
                  replacements, substitutions, attachments, accessions and
                  proceeds and products thereof);

                       (F) customary interests of lessors under operating leases
                  with the Borrower or any of its Subsidiaries;

                       (G) customary security deposits under operating leases in
                  the ordinary course of business;

                       (H) licenses of patents, trademarks and other
                  intellectual property rights not interfering in any respect with the ordinary conduct of the business of the Borrower or such Subsidiary, including, without limitation, the interest or title of a licensor of intellectual property used by the
                  Borrower or any Subsidiary and nonexclusive licenses or
                  sublicenses of intellectual property granted by the Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its
                  Subsidiaries;

                       (I) customary rights of set off, bankers' lien, refund or
                  charge back, under deposit agreements, the Uniform Commercial
                  Code or common law, of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains
                  deposits (other than deposits intended as cash collateral) in the ordinary course of business, and Liens in favor of banks that arise under Article 4 or Article 4A of the Uniform
                  Commercial Code on items in collection and the documents
                  relating thereto and proceeds thereof;

                       (J) any interest or title of a lessor or sublessor under
                  any lease of real estate permitted hereunder entered into in the ordinary course of business, and any leases or subleases granted to others in the ordinary course of business of the
                  Borrower and its Subsidiaries not interfering in any material respect with the business of the Borrower and its
                  Subsidiaries;

                       (K) Liens securing Indebtedness permitted under Section
                  7.02(c)(I) with respect to permitted acquisitions; provided such Liens do not extend to any assets other than the assets so acquired (together with replacements, substitutions,
                  attachments, accessions and proceeds and products thereof to the extent covered thereby) and such Liens were not incurred in contemplation of such acquisition;

                                       89

                       (L) Liens evidenced by the filing of precautionary UCC
                  financing statements relating solely to operating leases of personal property entered into in the ordinary course of
                  business;

                       (M) Liens in favor of customs and revenue authorities
                  arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                       (N) Liens deemed to exist by virtue of permitted
                  repurchase obligations;

                       (O) Liens given in replacement of Liens otherwise
                  permitted under this Section 7.01; provided, that such
                  replacement Liens do not extend to any assets not subject to the Lien being replaced (and proceeds and products,
                  replacements, substitutions, attachments and accessions
                  thereof to the extent covered thereby);

                       (P) Liens on assets of Foreign Subsidiaries securing
                  Indebtedness permitted under Section 7.02(c)(Q); and

                       (Q) other Liens securing Indebtedness outstanding in an
                  aggregate principal amount not to exceed $2,000,000, provided that no such Lien shall extend to or cover any Collateral.

                  (b)  In the case of the Borrower and its Subsidiaries and
         Holdings:

                       (A) Liens pursuant to any Loan Document;

                       (B) Liens for taxes that are not required to be paid
                  pursuant to Section 6.04;

                       (C) pledges or deposits and other Liens in the ordinary
                  course of business in connection with workers' compensation, unemployment insurance and other forms of governmental
                  insurance or benefits or social security legislation, other than any Lien imposed by ERISA;

                       (D) Liens securing judgments for the payment of money not
                  constituting an Event of Default under Section 9.01(h) or
                  securing appeal or other surety bonds related to such
                  judgments; and

                       (E) Liens on any cash deposits made by Holdings or any of
                  its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder to be applied against the purchase price for an Investment permitted under Section
                  7.03.

                  7.02  Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a)  in the case of the Borrower:

                                       90

                       (A) Indebtedness in respect of Swap Contracts required
                  pursuant to, and entered into in accordance with, Section 6.17 or other Swap Contracts designed to hedge against commodity price or foreign currency exchange rate risk entered into in the ordinary course of business and not for speculative
                  purposes;

                       (B) Indebtedness owed to a wholly owned Subsidiary of the
                  Borrower, which Indebtedness (x) shall, in the case of
                  Indebtedness owed to a Loan Party, constitute Pledged Debt,
                  (y) shall be on terms reasonably acceptable to the
                  Administrative Agent and (z) evidenced by promissory notes in form and substance reasonably satisfactory to the
                  Administrative Agent and such promissory notes shall, in the case of Indebtedness owed to a Loan Party, be pledged as
                  security for the Obligations of the holder thereof under the
                  Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the
                  Security Agreement; provided that such Indebtedness owed by the Borrower to a Subsidiary which is not a Loan Party shall be subordinated to this Facility on terms reasonably
                  satisfactory to the Administrative Agent; and

                       (C) Indebtedness evidenced by the Subordinated Notes, the
                  Bridge Facility and the Permanent Securities, as the case may be,

                  (b) in the case of any Subsidiary of the Borrower,
         Indebtedness owed to the Borrower or to a wholly owned Subsidiary of the Borrower that is a Loan Party, provided that, in each case, such
         Indebtedness (x) shall constitute Pledged Debt, (y) shall be on terms reasonably acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance reasonably satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Security
         Agreement; provided that such Indebtedness owed to the Borrower or another Loan Party by any Subsidiary that is not a Loan Party that is incurred after the Closing Date shall not exceed $15,000,000 when aggregated with all outstanding Indebtedness permitted under Section
         7.02(c)(R) and Investments permitted under Sections 7.03 (q) and (s)
         that are incurred or made after the Closing Date; and

                  (c) in the case of the Borrower and its Subsidiaries,

                       (A) Indebtedness under the Loan Documents;

                       (B) Guarantees of the Subordinated Notes;

                       (C) Indebtedness outstanding on the date hereof and
                  listed on Schedule 7.02 and any refinancings, refundings,
                  renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such
                  refinancing, refunding, renewal or extension except by an
                  amount equal to accrued and unpaid interest, premium or other prepayment amount paid, and fees, costs and expenses
                  reasonably incurred, in connection with such refinancing and

                                       91

                  by an amount equal to any existing commitments unutilized
                  thereunder and the direct and contingent obligors thereof
                  shall not be changed, as a result of or in connection with such refinancing, refunding, renewal or extension; provided still further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination
                  (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Indebtedness (other than the overdraw line of credit between Bank of Ireland and
                  True Temper Limited, in a maximum amount not to exceed
                  (eurodollar)500,000; provided the maximum principal amount of
                  Indebtedness available under such line of credit is not
                  increased by such refinancing), and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being extended, refunded or
                  refinanced and the interest rate applicable to any such
                  extending, refunding or refinancing Indebtedness does not
                  exceed the then applicable market interest rate;

                       (D) Guarantees of the Borrower or any Guarantor in
                  respect of Indebtedness otherwise permitted hereunder of the
                  Borrower or any other Guarantor;

                       (E) obligations (contingent or otherwise) of the Borrower
                  or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the
                  purpose of mitigating risks associated with liabilities,
                  commitments, investments, assets, or property held or
                  reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap
                  Contract does not contain any provision exonerating the
                  non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

                       (F) Indebtedness in respect of Capitalized Leases,
                  Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in
                  Section 7.01(a)(E); provided, however, that the aggregate
                  amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

                       (G) Indebtedness which may be deemed to exist pursuant to
                  any performance, surety, statutory, appeal or similar
                  obligations incurred in the ordinary course of business;

                       (H) Indebtedness of the Borrower and its Subsidiaries
                  arising in respect of netting services or overdraft
                  protections with respect to deposit or checking accounts;

                       (I) Indebtedness incurred or assumed by the Borrower and
                  its Subsidiaries as a result of acquisitions permitted
                  pursuant to Section 7.03 that is

                                       92

                  unsecured or secured only by the assets or property so
                  acquired or on the assets or property of the Person so
                  acquired (together with replacements, substitutions,
                  attachments, accessions and proceeds and products thereof to the extent covered thereby), (ii) that was not incurred in contemplation of any such acquisition, and (iii) that shall not exceed $10,000,000 in the aggregate at any time
                  outstanding;

                       (J) Indebtedness of the Borrower and its Subsidiaries in
                  connection with acquisitions permitted by Section 7.03 and payable to the corresponding sellers of an acquired business or entity (whether through an asset purchase, equity purchase or merger or consolidation or otherwise) in the form of seller notes, earn-outs, indemnities or obligations in respect of purchase price adjustments in connection with any such
                  acquisition in an aggregate amount at any time outstanding not to exceed $10,000,000; provided such Indebtedness is
                  subordinated to the Loans hereunder on terms reasonably
                  satisfactory to the Administrative Agent;

                       (K) Indebtedness of the Borrower or any of its
                  Subsidiaries consisting of guarantees, earn-outs, indemnities or obligations in respect of purchase price adjustments in connection with the disposition of assets, including, without limitation, shares of capital stock; provided that the maximum aggregate liability in respect of all such obligations
                  outstanding under this clause (K) shall at no time exceed the gross proceeds actually received by the Borrower and its
                  Subsidiaries in connection with such disposition;

                       (L) guaranties in the ordinary course of business of
                  operating leases and the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries in circumstances and covering matters consistent with past practices;

                       (M) the obtaining of credit customarily extended and in
                  fact extended in connection with normal purchase of goods and services;

                       (N) obligations consisting of management fees owed to the
                  Equity Investors (whether or not paid when due) to the extent permitted under Section 7.08 and other obligations on account of non-current trade payables or accounts payable which the
                  Borrower or its applicable Subsidiary is contesting in good faith and by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP;

                       (O) endorsements for collection, deposit or negotiation
                  and warranties of products or services, in each case incurred in the ordinary course of business;

                       (P) Indebtedness permitted by Section 7.03(c);

                       (Q) Indebtedness of any Foreign Subsidiary of the
                  Borrower owed to a third party (other than a Loan Party or a
                  Subsidiary of a Loan Party) existing on the Closing Date and all other such third party Indebtedness of any such Foreign

                                       93

                  Subsidiary in an aggregate principal amount (or accreted
                  value, as applicable) at any time outstanding not to exceed
                  $5,000,000 as to all Foreign Subsidiaries;

                       (R) Indebtedness of any Foreign Subsidiary of the
                  Borrower owed to a third party (other than a Loan Party or a
                  Subsidiary of a Loan Party) existing on the Closing Date and all other such third party Indebtedness of any such Foreign
                  Subsidiary incurred after the Closing Date in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $15,000,000 when aggregated with all outstanding Indebtedness of Subsidiaries that are not
                  Loan Parties permitted under the proviso in Section 7.02(b)
                  and all Investments permitted under Sections 7.03(q) and (s), in each case, incurred or made after the Closing Date;

                       (S) unsecured Indebtedness in an aggregate principal
                  amount not to exceed $10,000,000 at any time outstanding; and

                       (T) Indebtedness in the form of notes that are deeply
                  subordinated to the Facility on terms satisfactory to the
                  Administrative Agent in connection with Restricted Payments made pursuant to, and to the extent permitted under, Section
                  7.06(f).

                  (d)  in the case of Holdings,

                       (A) Indebtedness under the Loan Documents;

                       (B) the Guarantee of Holdings of the Subordinated Notes;
                  and

                       (C) Indebtedness consisting of loans from the Borrower to
                  the extent that (i) a Restricted Payment could be made by the
                  Borrower to Holdings pursuant to Section 7.06 and (ii) such loan is made in lieu of such Restricted Payment.

                  7.03  Investments.  Make or hold any Investments, except:

                  (a) Investments held by the Borrower or such Subsidiary in the form of cash and Cash Equivalents;

                  (b) advances to officers, directors and employees of Holdings and Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes to the extent permitted under the
         Sarbanes-Oxley Act of 2002, as amended;

                  (c) equity Investments of the Borrower in any Subsidiary
         Guarantor and Investments of any Subsidiary Guarantor in the Borrower
         or in another Subsidiary Guarantor;

                  (d) Investments (i) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, (ii) received in satisfaction or partial satisfaction thereof from financially

                                       94

         troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (iii) received by the Borrower or any of its
         Subsidiaries in settlement of delinquent accounts and disputes with customers or suppliers of such Person in the ordinary course of business;

                  (e) Guarantees permitted by Section 7.02;

                  (f) Investments existing on the date hereof and set forth on
         Schedule 5.08(e);

                  (g) Investments by the Borrower in Swap Contracts permitted under Section 7.02(a)(A);

                  (h) Investments consisting of intercompany debt permitted
         under Section 7.02(a)(B) or 7.02(b);

                  (i) the purchase or other acquisition of all of the Equity
         Interests in, or all or substantially all of the property and assets of, any Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned
         Subsidiaries (including, without limitation, as a result of a merger, amalgamation or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(i):

                       (A) any such newly created or acquired Subsidiary shall
                  comply with the requirements of Sections 6.12;

                       (B) the lines of business of the Person to be (or the
                  property and assets of which are to be) so purchased or
                  otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the
                  Borrower and its Subsidiaries in the ordinary course or any business reasonably related thereto;

                       (C) such purchase or other acquisition shall not include
                  or result in any contingent liabilities that could reasonably be expected to have a Material Adverse Effect (as determined in good faith by the board of directors (or the persons
                  performing similar functions) of the Borrower if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

                       (D) the total cash and noncash consideration (including,
                  without limitation, the fair market value of all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete,
                  consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection
                  therewith but excluding the value of all Equity Interests
                  issued or transferred to the sellers thereof) paid by or on behalf of the Borrower and its Subsidiaries for any such
                  purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the
                  Borrower and its Subsidiaries

                                       95

                  for all other purchases and other acquisitions made by the
                  Borrower and its Subsidiaries pursuant to this Section
                  7.03(i), shall not exceed (i) if the Pro Forma Leverage Ratio is greater than or equal to 4.00:1.00, $15,000,000 and (ii)
                  if, and for so long as, the Pro Forma Leverage Ratio is less than 4.00:1.00, $50,000,000 (including any Indebtedness
                  incurred under clause (i)); provided that all or part of any such purchase or other acquisition can be made in any amount so long as the consideration paid therefor (or for such part)
                  consists solely of (i) Equity Interests of Holdings issued or transferred to the applicable sellers or (ii) cash contributed to equity of Holdings or its Subsidiaries by the Permitted
                  Holders for the specific purpose of consummating such purchase or other acquisition (each an "EQUITY INVESTMENT"); provided that, notwithstanding anything to the contrary herein, no Loan
                  Party's equity other than equity of Holdings may be part of an
                  Equity Investment. As used herein, "Pro Forma Leverage Ratio"
                  means, the Consolidated Leverage Ratio immediately before and immediately after giving effect to any such purchase or other acquisition determined on the basis of the financial
                  information most recently delivered to the Administrative
                  Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby;

                       (E) if the Pro Forma Leverage Ratio is greater than
                  4.00:1.00, the Consolidated Leverage Ratio shall not have
                  increased after giving pro forma effect to any such purchase or other acquisition determined on the basis of the financial information most recently delivered to the Administrative
                  Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby;

                       (F) (1) immediately before and immediately after giving
                  pro forma effect to any such purchase or other acquisition, no
                  Default shall have occurred and be continuing and (2)
                  immediately after giving effect to such purchase or other
                  acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in
                  Section 7.10, such compliance to be determined on the basis of the financial information most recently delivered to the
                  Agents and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

                       (G) the Borrower shall have delivered to the
                  Administrative Agent, on behalf of the Lenders, at least two
                  Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a
                  Responsible Officer, in form and substance reasonably
                  satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

                                       96

                  (j) Investments by the Borrower and its Subsidiaries not
         otherwise permitted under this Section 7.03 (other than the purchase or other acquisition of a Subsidiary of the Borrower which purchase or other acquisition is governed by Section 7.03(i)) in an aggregate amount not to exceed $2,000,000; provided that, with respect to each
         Investment made pursuant to this Section 7.03(j):

                       (A) such Investment shall not include or result in any
                  contingent liabilities that could reasonably be expected to have a Material Adverse Effect (as determined in good faith by the board of directors (or persons performing similar
                  functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

                       (B) such Investment shall be in property and assets which
                  are part of, or in lines of business which are, substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the
                  ordinary course or any business reasonably related thereto;

                       (C) any determination of the amount of such Investment
                  shall include all cash and noncash consideration (including, without limitation, the fair market value of all Equity
                  Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under
                  noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all
                  assumptions of debt, liabilities and other obligations in
                  connection therewith) paid by or on behalf of the Borrower and its Subsidiaries in connection with such Investment; and

                       (D) (1) immediately before and immediately after giving
                  pro forma effect to any such purchase or other acquisition, no
                  Default shall have occurred and be continuing and (2)
                  immediately after giving effect to such purchase or other
                  acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in
                  Section 7.10, such compliance to be determined on the basis of the financial information most recently delivered to the
                  Administrative Agent and the Lenders pursuant to Section
                  6.01(a) or (b) as though such Investment had been consummated as of the first day of the fiscal period covered thereby.

                  (k) Investments consisting of purchases and acquisitions of inventory, supplies, materials, equipment, other Capital Expenditures and real estate in the ordinary course of business, and accounts receivable arising, and trade credit granted, in the ordinary course of business;

                  (l) Investments consisting of acceptance and endorsements of checks or other negotiable instruments for deposit or collection in the ordinary course of business;

                                       97

                  (m) Investments consisting of intercompany loans by the
         Borrower to CHATT or by the Borrower to Holdings and by Holdings to
         CHATT, in any case made with the proceeds of the Subordinated Notes and the Facilities and specifically contemplated by the Purchase Agreement;

                  (n) Investments consisting of deposits, prepayments and other credits to suppliers and trade creditors in the ordinary course of business consistent with the past practices of the Borrower and its
         Subsidiaries;

                  (o) Investments constituting non-cash consideration received by the Borrower or any of its Subsidiaries in connection with a
         Disposition of assets otherwise permitted by this Agreement;

                  (p) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

                  (q) Investments in Chengde Greenlife Houseware Co., Ltd,
         Dalian Greenlife Tools Co., Ltd. and Fujian Greenlife Tools of Garden
         Co., Ltd. and, in the case of such Investments made after the Closing
         Date, having an aggregate value (measured on the date each such
         Investment was made and without giving effect to subsequent changes in value), not to exceed $15,000,000 when aggregated with all Investments permitted under Section 7.03(s) and Indebtedness permitted under
         Section 7.02(c)(R) and the proviso in Section 7.02(b), in each case, to the extent made or incurred after the Closing Date;

                  (r) Investments consisting of loans by the Borrower to
         Holdings to the extent that (i) a Restricted Payment could be made by the Borrower to Holdings pursuant to Section 7.06 and (ii) such loan is made in lieu of such Restricted Payment;

                  (s) Investments by the Borrower or any Subsidiary of the
         Borrower in Foreign Subsidiaries and any other Subsidiaries that are not Loan Parties and joint ventures or other Persons that are not
         Subsidiaries (not otherwise permitted by this Section 7.03), and, in the case of such Investments incurred after the Closing Date, the portion of such Investments that are funded after the Closing Date not to exceed $15,000,000 at any time outstanding when aggregated with all outstanding Indebtedness permitted under Section 7.02(c)(R),
         Indebtedness permitted under the proviso in Section 7.02(b) and
         Investments permitted under Section 7.03(q), in each case, to the extent incurred or made after the Closing Date; and

                  (t) Investments by Holdings in any other Loan Party.

                  7.04 Fundamental Changes. Merge, dissolve, liquidate,
consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

                  (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii)
         any one or more other

                                       98

         Subsidiaries, provided that when any Guarantor is merging with another
         Subsidiary that is not a Guarantor, the Guarantor shall be the continuing or surviving Person;

                  (b) any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary that is a Loan Party;

                  (c) any Subsidiary which is not a Loan Party may dispose of all or substantially all its assets to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party for no consideration, or, in the case of this clause (ii), pursuant to a Disposition which is in the nature of a liquidation; and

                  (d) in connection with any acquisition permitted under Section
         7.03, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Borrower;

         provided, however, that in each case, immediately after giving effect thereto, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

                  7.05  Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

                  (a) Dispositions of surplus, obsolete, unused or worn out
         property, whether now owned or hereafter acquired, in the ordinary course of business;

                  (b) Dispositions of inventory in the ordinary course of
         business;

                  (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such
         Disposition are reasonably promptly applied to the purchase price of such replacement property;

                  (d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the
         Borrower or a Guarantor;

                  (e) Dispositions permitted by Section 7.04;

                  (f) Dispositions (including sale leaseback transactions) by the Borrower and its Subsidiaries not otherwise permitted under this
         Section 7.05; provided that (i) at the time of such Disposition, no
         Event of Default shall exist or would result from such Disposition,
         (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $15,000,000 and
         (iii) at least 75% of the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash;

                                       99

                  (g) licenses of patents, trademarks and other intellectual property rights by the Borrower and its Subsidiaries, leases or subleases granted to others and other Dispositions of assets to the extent permitted by Section 7.01;

                  (h) the lapse of registered patents, trademarks and other
         intellectual property of the Borrower and any of its Subsidiaries that is no longer useful and lapse of which could not reasonably be expected to result in a Material Adverse Effect;

                  (i) the termination, surrender or sublease of a real estate lease of the Borrower or any of its Subsidiaries;

                  (j) Dispositions consisting of the creation of Liens, to the extent such Lien is permitted by Section 7.01;

                  (k) Dispositions of cash and Cash Equivalents in a manner that is not prohibited by the terms of this Agreement; and

                  (l) Disposition of the Excluded Assets;

provided, however, that any Disposition pursuant to Section 7.05(f) and (g)
shall be for fair market value.

                  7.06 Restricted Payments. Declare or make, directly or
indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

                  (a) each Subsidiary of the Borrower may make Restricted
         Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

                  (b) the Borrower and each Subsidiary may declare and make
         dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

                  (c) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Loans pursuant to
         Section 2.05(b)(iii), the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common
         Equity Interests with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common
         Equity Interests;

                  (d) the Borrower may make Restricted Payments to or on behalf of Holdings in an amount sufficient to pay administrative costs and expenses and out-of-pocket legal, accounting and filing and other general corporate overhead costs of Holdings actually incurred by
         Holdings, in any case in an aggregate amount not to exceed $500,000 in any Fiscal Year;

                                      100

                  (e) to the extent that the Borrower or one or more of its
         Subsidiaries are members of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Borrower is the common parent, the Borrower and its Subsidiaries may make Restricted
         Payments to the extent necessary to pay, and which are used to pay, any income taxes of such tax group (after taking into account any off-setting deductions) that are attributable to the Borrower and/or its Subsidiaries and are not payable directly by the Borrower and/or its Subsidiaries; provided that the amount of any such dividends or distributions (plus any such taxes payable directly by the Borrower and/or its Subsidiaries) shall not exceed the amount of such taxes that would have been payable directly by the Borrower and/or its
         Subsidiaries had the Borrower been the common parent of a separate tax group that included only the Borrower and its Subsidiaries; provided, however, that payments under this clause (e) may be made whether or not a Default or Event of Default has occurred and is continuing; and

                  (f) the Borrower may make Restricted Payments to Holdings to the extent necessary to permit Holdings to repurchase or redeem shares of, or options or warrants to purchase shares of, capital stock of
         Holdings from current or former employees, officers or directors of
         Holdings, the Borrower or any Subsidiaries thereof upon the death, disability or termination of employment of such employee or officer or termination of such director's seat on the Board of Directors of
         Holdings, the Borrower or any Subsidiary, in an aggregate amount not to exceed (i) $1,000,000 in the first calendar year following the Closing
         Date, (ii) $2,000,000 in the second such calendar year, (iii)
         $3,000,000 in the third such calendar year and (iv) $2,000,000 in each such calendar year thereafter; provided that the Borrower may carry over and make in subsequent calendar years, in addition to the amounts permitted for such calendar year, such Indebtedness permitted to have been made but not made in any preceding calendar year up to a maximum of $5,000,000 in any calendar year.

                  7.07  Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business similar or related or incidental thereto, or other business arising out of such business.

                  7.08  Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the
Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate other than (i) provided no Default or
Event of Default has occurred and is continuing or would result therefrom, the
Borrower may pay a management fee to Castle Harlan, Inc. in a maximum amount equal to up to (a) 3% of the CHP Equity Contribution, payable on the Closing
Date, plus (b) 1.5% of the CHP Equity Contribution in the first year following the Closing Date, payable in arrears, (c) 1.5% of the CHP Equity Contribution in the second year following the Closing Date, payable quarterly in advance, and
(d) 3% of the CHP Equity Contribution in each year thereafter, payable quarterly in advance (which fee may continue to accrue during a Default or Event of
Default and be paid when the Default or Event of Default is cured), (ii) Castle
Harlan Partners IV, L.P. and its Permitted Holders may make CHP Additional
Contributions, (iii) compensation arrangements for officers

                                      101

and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (iv) any transaction otherwise permitted by
Sections 7.01, 7.02, 7.03, 7.04, 7.05 or 7.06; (v) royalty-free or discounted licenses or sublicenses of IP Rights in the ordinary course of business not detrimental to the ordinary conduct of the business of the Borrower and/or its
Subsidiaries; (vi) transactions between the Borrower and any Subsidiary
Guarantor to the extent not prohibited under Sections 7.02 and 7.03; (vii)
transactions by and among Subsidiaries that are not Loan Parties; (viii)
provided no Default or Event of Default has occurred and is continuing, Holdings can make issuances of equity to the Permitted Holders; and (ix) provided no
Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may pay a management fee to Castle Harlan, Inc. in a maximum amount equal to up to 3% of such CHP Additional Contribution in each year after the Closing Date, payable quarterly in advance (which fee may continue to accrue during a Default or Event of Default and be paid when the
Default or Event of Default is cured).

                  7.09  Burdensome Agreements. Enter into or permit to exist any
Contractual Obligation (other than this Agreement or any other Loan Document or the Subordinated Notes Documents) that limits the ability (i) of any Domestic
Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to
otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof or (B) at the time any
Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, or (ii) of the Borrower or any Domestic Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (ii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section
7.02(c)(F) or 7.02(c)(I) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness (and proceeds and products thereof provided that the Lien extended to proceeds and products thereof).

                  7.10  Financial Covenants. For purposes of the financial
covenants set forth in this Section 7.10 (including the calculation of
Consolidated Cash Interest Expense) for any fiscal quarter prior to the delivery of the Compliance Certificate pursuant to Section 6.02(b) for such fiscal quarter, the Permitted Holders may, if they so specify in writing to the
Administrative Agent, make a permanent cash equity investment in the Borrower through Holdings that is expressly earmarked for, and is used solely by the
Borrower for, the permanent reduction of Indebtedness of the Borrower and to the extent this procedure is followed, the reduction of Indebtedness of the Borrower will be treated on a pro forma basis as though such Indebtedness had been so reduced for the four fiscal quarter period ending with the end of such fiscal quarter.

                  (a)   Consolidated Interest Coverage Ratio. Permit the
Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of
Holdings to be less than the ratio set forth below opposite such fiscal quarter:

--------------------------------------------------------------------------------
                                                       Minimum Consolidated
              Fiscal Quarter Ending                  Interest Coverage Ratio
--------------------------------------------------------------------------------
September 25, 2004                                          2.00:1.00
--------------------------------------------------------------------------------

                                      102

--------------------------------------------------------------------------------
December 25, 2004                                           2.00:1.00
--------------------------------------------------------------------------------
March 26, 2005                                              2.00:1.00
--------------------------------------------------------------------------------
June 25 2005                                                2.00:1.00
--------------------------------------------------------------------------------
October 1, 2005                                             2.00:1.00
--------------------------------------------------------------------------------
December 31, 2005                                           2.00:1.00
--------------------------------------------------------------------------------
April 1, 2006                                               2.00:1.00
--------------------------------------------------------------------------------
July 1, 2006                                                2.00:1.00
--------------------------------------------------------------------------------
September 30, 2006                                          2.10:1.00
--------------------------------------------------------------------------------
December 30, 2006                                           2.10:1.00
--------------------------------------------------------------------------------
March 31, 2007                                              2.10:1.00
--------------------------------------------------------------------------------
June 30, 2007                                               2.10:1.00
--------------------------------------------------------------------------------
September 29, 2007                                          2.25:1.00
--------------------------------------------------------------------------------
December 29, 2007                                           2.25:1.00
--------------------------------------------------------------------------------
March 29, 2008                                              2.25:1.00
--------------------------------------------------------------------------------
June 28, 2008                                               2.25:1.00
--------------------------------------------------------------------------------
September 27, 2008                                          2.50:1.00
--------------------------------------------------------------------------------
December 27, 2008                                           2.50:1.00
--------------------------------------------------------------------------------
March 28, 2009                                              2.50:1.00
--------------------------------------------------------------------------------
June 27 2009                                                2.50:1.00
--------------------------------------------------------------------------------
October 3, 2009                                             2.75:1.00
--------------------------------------------------------------------------------
January 2, 2010                                             2.75:1.00
--------------------------------------------------------------------------------
April 3, 2010                                               2.75:1.00
--------------------------------------------------------------------------------
July 3, 2010                                                2.75:1.00
--------------------------------------------------------------------------------
October 2, 2010 and thereafter                              3.00:1.00
--------------------------------------------------------------------------------

                  (b) Consolidated Leverage Ratio. Permit the Consolidated
Leverage Ratio at any time during any period of four fiscal quarters of Holdings set forth below to be greater than the ratio set forth below opposite such period:

--------------------------------------------------------------------------------
                                                     Maximum Consolidated
              Fiscal Quarter Ending                     Leverage Ratio
--------------------------------------------------------------------------------
September 25, 2004                                        6.00:1.00
--------------------------------------------------------------------------------
December 25, 2004                                         6.00:1.00
--------------------------------------------------------------------------------
March 26, 2005                                            6.00:1.00
--------------------------------------------------------------------------------
June 25 2005                                              6.00:1.00
--------------------------------------------------------------------------------
October 1, 2005                                           5.75:1.00
--------------------------------------------------------------------------------
December 31, 2005                                         5.75:1.00
--------------------------------------------------------------------------------
April 1, 2006                                             5.50:1.00
--------------------------------------------------------------------------------
July 1, 2006                                              5.50:1.00
--------------------------------------------------------------------------------
September 30, 2006                                        5.00:1.00
--------------------------------------------------------------------------------
December 30, 2006                                         5.00:1.00
--------------------------------------------------------------------------------
March 31, 2007                                            5.00:1.00
--------------------------------------------------------------------------------
June 30, 2007                                             5.00:1.00
--------------------------------------------------------------------------------

                                      103

--------------------------------------------------------------------------------
September 29, 2007                                        4.50:1.00
--------------------------------------------------------------------------------
December 29, 2007                                         4.50:1.00
--------------------------------------------------------------------------------
March 29, 2008                                            4.50:1.00
--------------------------------------------------------------------------------
June 28, 2008                                             4.50:1.00
--------------------------------------------------------------------------------
September 27, 2008                                        4.00:1.00
--------------------------------------------------------------------------------
December 27, 2008                                         4.00:1.00
--------------------------------------------------------------------------------
March 28, 2009                                            4.00:1.00
--------------------------------------------------------------------------------
June 27 2009                                              4.00:1.00
--------------------------------------------------------------------------------
October 3, 2009                                           3.75:1.00
--------------------------------------------------------------------------------
January 2, 2010                                           3.75:1.00
--------------------------------------------------------------------------------
April 3, 2010                                             3.75:1.00
--------------------------------------------------------------------------------
July 3, 2010                                              3.75:1.00
--------------------------------------------------------------------------------
October 2, 2010 and thereafter                            3.50:1.00
--------------------------------------------------------------------------------

                  (c) Consolidated Fixed Charge Coverage Ratio. Permit the
Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of
Holdings to be less than the ratio set forth below for each period set forth below:

--------------------------------------------------------------------------------
                                                       Minimum Fixed Charge
           Four Fiscal Quarters Ending                    Coverage Ratio
--------------------------------------------------------------------------------
September 25, 2004                                          1.20:1.00
--------------------------------------------------------------------------------
December 25, 2004                                           1.20:1.00
--------------------------------------------------------------------------------
March 26, 2005                                              1.20:1.00
--------------------------------------------------------------------------------
June 25, 2005                                               1.20:1.00
--------------------------------------------------------------------------------
October 1, 2005                                             1.20:1.00
--------------------------------------------------------------------------------
December 31, 2005                                           1.20:1.00
--------------------------------------------------------------------------------
April 1, 2006                                               1.20:1.00
--------------------------------------------------------------------------------
July 1, 2006                                                1.20:1.00
--------------------------------------------------------------------------------
September 30, 2006 and thereafter                           1.25:1.00
--------------------------------------------------------------------------------

                  7.11  Capital Expenditures. Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for Holdings and it
Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

      Fiscal Year Amount
---------------------------------------------------------------
             2004                             $15,000,000
             2005                             $15,000,000
             2006                             $15,000,000
             2007                             $15,000,000
             2008                             $15,000,000
             2009                             $15,000,000
             2010                             $15,000,000
             2011                             $15,000,000

                                      104

; provided, however, that if, during any fiscal year, such amount of Capital
Expenditures is not so utilized, such unutilized amount may be utilized in the next succeeding fiscal year but cannot be carried forward for more than one year.

                  7.12  Amendments of Organization Documents. Amend any of its
Organization Documents in a manner materially adverse to the Administrative
Agent or the Lenders.

                  7.13  Accounting Changes. Make any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) fiscal year.

                  7.14  Prepayments, Etc. of Indebtedness. Prepay, redeem,
purchase, defease or otherwise satisfy any Indebtedness prior to the scheduled maturity thereof in any manner if a Default or Event of Default has occurred and is continuing, or make any payment on any Indebtedness subordinated to the
Facility in violation of any applicable subordination terms, except the prepayment of the Credit Extensions in accordance with the terms of this
Agreement.

                  7.15  Amendment, Etc. of Related Documents. Cancel or
terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any material respect any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair in any material respect, except to the extent the foregoing could not reasonably be expected to have a material adverse effect on, the value of the interest or rights of any
Loan Party thereunder or that would impair in any material respect the value of the rights or interests of any Agent or any Lender.

                  7.16  Partnerships, Etc. Become a general partner in any
general or limited partnership or joint venture, other than through any wholly-owed corporate or limited liability company Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

                  7.17  Speculative Transactions. Engage, or permit any of its
Subsidiaries to engage, in any transaction involving commodity options or futures contracts other than Swap Contracts permitted under Section 7.02(a)(A)
or any similar speculative transactions, which are, in any case, not otherwise made in the ordinary course of business.

                  7.18  Holding Company. In the case of Holdings, conduct,
transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Borrower, the performance of the Loan Documents and the Related Documents and any transactions that Holdings is permitted to enter into or consummate under this Article VII.

                                      105

                                  ARTICLE VIII
                                    GUARANTY

                  8.01  Guaranty; Limitation of Liability. (a) Holdings hereby absolutely, unconditionally and irrevocably guarantees (the undertaking by
Holdings under this Article VIII being, as amended from time to time, the
"HOLDINGS GUARANTY") the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses
(including, without limitation, reasonable fees and expenses of counsel)
incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Holdings Guaranty or any other Loan Document. Without limiting the generality of the foregoing, Holding's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

                  (b) Holdings, and by its acceptance of this Holdings Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Holdings Guaranty and the
Obligations of Holdings hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance
Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Holdings Guaranty and the Obligations of Holdings hereunder. To effectuate the foregoing intention, Holdings, the
Administrative Agent and each of the other Secured Parties hereby irrevocably agree that, solely with respect to the Guaranteed Obligations and the other liabilities of Holdings under this Holdings Guaranty which result from or arise out of its guarantee under subsection (a) of this Section 8.01 of the
Obligations of the Loan Parties under or in respect of the Loan Documents, such
Guaranteed Obligations and other liabilities shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of Holdings that are relevant under such Law, and after giving effect to any collections from, any rights to receive contributions from, or payments made by or on behalf of, any of the Subsidiaries of Holdings in respect of the Obligations of such Subsidiary under the
Subsidiary Guaranty and, in the case of this Holdings Guaranty, result in the
Guaranteed Obligations and all other liabilities of Holdings under this Holdings
Guaranty not constituting a fraudulent transfer or conveyance.

                  (c) Holdings hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Holdings Guaranty or the Subsidiary Guaranty or any other guaranty,
Holdings will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

                                      106

                  8.02  Guaranty Absolute. (a) Holdings guarantees that the
Guaranteed Obligations will be paid strictly in accordance with the terms of the
Loan Documents, regardless of any Law, now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of Holdings under or in respect of this
Holdings Guaranty are independent of the Guaranteed Obligations or any other
Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against Holdings to enforce this Holdings Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of
Holdings under this Holdings Guaranty shall be irrevocable, absolute and unconditional irrespective of, and Holdings hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (i) any lack of validity or enforceability of any Loan
         Document or any agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the
         Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

                  (iii) any taking, exchange, release or non-perfection of any
         Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (iv) any manner of application of Collateral or any other
         collateral, or proceeds thereof, to all or any of the Guaranteed
         Obligations, or any manner of sale or other disposition of any
         Collateral or any other collateral for all or any of the Guaranteed
         Obligations or any other Obligations of any Loan Party under the Loan
         Documents or any other assets of any Loan Party or any of its
         Subsidiaries;

                  (v) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

                  (vi) any failure of any Secured Party to disclose to any Loan
         Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (Holdings waiving any duty on the part of the Secured Parties to disclose such information);

                  (vii) the failure of any other Person to execute or deliver the Subsidiary Guaranty or any supplement thereto or any other guaranty or agreement or the release or reduction of liability of any Subsidiary
         Guarantor or other guarantor or surety with respect to the Guaranteed
         Obligations; or

                                      107

                  (viii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Holdings Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any
Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made and Holdings hereby unconditionally and irrevocably agrees that it will indemnify the Administrative Agent and each of the other Secured Parties, upon demand, for all of the costs and expenses
(including, without limitation, reasonable fees and expenses of counsel)
incurred by the Administrative Agent or such other Secured Party in connection with any such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, a fraudulent transfer or a similar payment under any bankruptcy, insolvency or similar Law.

                  (b) Holdings hereby further agrees that, as between Holdings on the one hand, and the Administrative Agent and the Secured Parties, on the
other hand, (i) the Guaranteed Obligations of Holdings may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in
Section 9.01) for purposes of Section 8.01, notwithstanding any stay, injunction or other prohibition preventing such declaration in respect of the Obligations of any of the Loan Parties guaranteed hereunder (or preventing such Guaranteed
Obligations from becoming automatically due and payable) as against any other
Person and (ii) in the event of any declaration of acceleration of such
Guaranteed Obligations (or such Guaranteed Obligations being deemed to have become automatically due and payable) as provided in Section 9.02, such
Guaranteed Obligations (whether or not due and payable by any other Person)
shall forthwith become due and payable by Holdings for all purposes of this
Holdings Guaranty.

                  8.03 Waivers and Acknowledgments. (a) Holdings hereby
unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Holdings Guaranty and any requirement that the Administrative Agent or any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

                  (b) Holdings hereby unconditionally and irrevocably waives any right to revoke this Holdings Guaranty and acknowledges that this Holdings
Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Holdings hereby unconditionally and irrevocably waives (i)
any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of Holdings or other rights of Holdings to proceed against any of the other

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Loan Parties, any other guarantor or any other Person or any Collateral and (ii)
any defense based on any right of set-off or counterclaim against or in respect of the Obligations of Holdings hereunder.

                  (d) Holdings acknowledges that the Administrative Agent may, without notice to or demand upon Holdings and without affecting the liability of
Holdings under this Holdings Guaranty, foreclose under any mortgage by nonjudicial sale, and Holdings hereby waives any defense to the recovery by the
Administrative Agent and the other Secured Parties against Holdings of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

                  (e) Holdings hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Secured Party to disclose to
Holdings any matter, fact or thing relating to the business, financial condition, operations, or performance of any other Loan Party or any of its
Subsidiaries now or hereafter known by the Administrative Agent or such Secured
Party.

                  (f) Holdings acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the
Loan Documents and that the waivers set forth in Section 8.02 and this Section
8.03 are knowingly made in contemplation of such benefits.

                  8.04  Subrogation. Holdings hereby unconditionally and
irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of
Holding's Obligations under or in respect of this Holdings Guaranty or any other
Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Secured
Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Holdings Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated or Cash Collateralized and the Commitments shall have expired or been terminated. If any amount shall be paid to Holdings in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Holdings Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination or Cash Collateralization of all
Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of Holdings and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the
Guaranteed Obligations and all other amounts payable under this Holdings
Guaranty, whether matured or unmatured, in accordance with the terms of the Loan
Documents, or to be held as Collateral for any Guaranteed

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Obligations or other amounts payable under this Holdings Guaranty thereafter arising. If (i) Holdings shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and
all other amounts payable under this Holdings Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all
Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated or Cash Collateralized, the Secured Parties will, at Holding's request and expense, execute and deliver to Holdings appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Holdings of an interest in the Guaranteed
Obligations resulting from such payment made by Holdings pursuant to this
Holdings Guaranty.

                  8.05 Subordination. Holdings hereby subordinates any and all debts, liabilities and other Obligations owed to Holdings by each other Loan
Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the
extent and in the manner hereinafter set forth in this Section 8.05:

                  (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), Holdings may receive regularly scheduled payments from any other Loan Party on account of the
Subordinated Obligations. After the occurrence and during the continuance of any
Default (including the commencement and continuation of any proceeding under any
Debtor Relief Law relating to any other Loan Party), however, unless the
Required Lenders otherwise agree, Holdings shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Debtor Relief Law relating to any other Loan Party, Holdings agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST"))
before Holdings receives payment of any Subordinated Obligations.

                  (c) Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party),
Holdings shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the
Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of Holdings under the other provisions of this Holdings Guaranty.

                  (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of
Holdings, to collect and enforce, and to submit claims in respect of,
Subordinated Obligations and to apply any amounts received thereon to the
Guaranteed Obligations (including

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any and all Post Petition Interest), and (ii) to require Holdings (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and
(B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post
Petition Interest).

                  8.06 Continuing Guaranty; Assignments. This Holdings Guaranty
is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Holdings Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination or Cash Collateralization of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon
Holdings, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 11.06. Holdings shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the
Secured Parties.

                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

                  9.01  Events of Default. Any of the following shall constitute an Event of Default:

                  (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C
         Obligation, or any fee due hereunder, or (iii) within five Business
         Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

                  (b) Specific Covenants. The Borrower or Holdings fails to
         perform or observe any term, covenant or agreement contained in any of
         6.05(a)(i), 6.11, 6.12, or Article VII; or

                  (c) Other Defaults. Any Loan Party fails to perform or observe
         (i) any term, covenant or agreement contained in Section 6.10 on its part to be performed or observed and such failure continues for 10 days or (ii) any other covenant or agreement (not specified in Section
         9.01(a) or (b) or clause (i) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days, in each case, after the earlier of the date that a Responsible
         Officer of such Loan Party has knowledge of such failure and the date of receipt by such Loan Party of notice of such failure from the
         Administrative Agent or any Lender; or

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                  (d) Representations and Warranties. Any representation,
         warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other
         Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

                  (e) Cross-Default. (i) Any Loan Party or any Significant
         Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold
         Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such
         Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such
         Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise, other than by a regularly scheduled required prepayment or redemption), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made (other than by a regularly scheduled required prepayment or redemption), prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, in each case referred to in this clause (i), beyond the end of any grace period provided therefor; or (ii) there occurs under any Swap Contract an
         Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the
         Borrower or any Significant Subsidiary is the Defaulting Party (as
         defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any
         Significant Subsidiary is an Affected Party (as defined in such Swap
         Contract) and, in either event, the Swap Termination Value owed by the
         Loan Party or such Significant Subsidiary as a result thereof is greater than the Threshold Amount; or

                  (f) Insolvency Proceedings, Etc. Any Loan Party or any
         Significant Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

                  (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or
         any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its

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         debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property having a fair market value in excess of the Threshold Amount of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

                  (h) Judgments. There is entered against any Loan Party or any
         Significant Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least "A-" by A.M. Best Company, has been notified of the potential claim and has not disputed coverage in writing, excluding customary deductibles), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced and have not been effectively stayed within 20 days thereafter by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which such judgment remains undischarged, unvacated, unsatisfied or unbonded, by reason of a pending appeal or otherwise, is not in effect; or

                  (i) ERISA. (i) An ERISA Event occurs with respect to a Pension
         Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of
         ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an
         aggregate amount in excess of the Threshold Amount, or (ii) any Loan
         Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a
         Multiemployer Plan in an aggregate amount in excess of the Threshold
         Amount; or

                  (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan
         Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

                  (k) Change of Control. There occurs any Change of Control; or

                  (l) Collateral Document. Any Collateral Document after
         delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason
         (other than (i) pursuant to the terms thereof or (ii) the satisfaction in full in all of the Obligations) cease to create a valid and perfected first priority lien on and security interest in the
         Collateral purported to be covered thereby to the extent the terms of such Collateral Document intended that a perfected first priority security interest would be obtained.

                  9.02  Remedies Upon Event of Default. If any Event of Default
occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

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                  (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding
         Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (c) require that the Borrower Cash Collateralize the L/C
         Obligations (in an amount equal to the then Outstanding Amount thereof); and

                  (d) exercise on behalf of itself, the other Agents and the
         Lenders all rights and remedies available to it, the other Agents and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the
United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as
aforesaid shall automatically become effective, in each case without further act of any Agent or any Lender.

                  9.03  Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the
Administrative Agent in the following order:

                  First, to payment of that portion of the Obligations then due and owing constituting fees, indemnities, expenses and other amounts
         (including fees, charges and disbursements of counsel to the
         Administrative Agent and amounts payable under Article III) payable to the Agents in their capacities as such ratably among them in proportion to the amounts described in this clause First payable to them;

                  Second, to payment of that portion of the Obligations then due and owing constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer, ratably among them in proportion to the amounts described in this clause Second payable to them;

                  Third, to payment of that portion of the Obligations
         constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

                  Fourth, to payment of that portion of the Obligations
         constituting unpaid principal of the Loans, the Secured Hedge
         Agreements and L/C Borrowings, ratably among the

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         Lenders the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

                  Fifth, to the Administrative Agent for the account of the L/C
         Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

                  Sixth, to the payment of all other Obligations of the Loan
         Parties owing under or in respect of the Loan Documents that are due and payable to the Agents and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such
         Obligations owing to the Agents and the other Secured Parties on such date; and

                  Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE X
                              ADMINISTRATIVE AGENT

                  10.01  Appointment and Authority.

                  (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative
Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative
Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other
Loan Party shall have rights as a third party beneficiary of any of such provisions.

                  (b) The Administrative Agent shall also act as the "collateral agent" and "security trustee" under the Loan Documents, and each of the Lenders
(in its capacities as a Lender, Swing Line Lender (if applicable) and potential
Hedge Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the
Administrative Agent to act as the agent and, if required by any applicable Law, trustee of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative
Agent, as "collateral agent" or, as the case may be, "security trustee" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative
Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the
Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and

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Article XI (including, without limitation, Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

                  (c) Any reference to Bank of America in its capacity as
collateral agent shall also be read and construed, as the content so requires, to include Bank of America acting in its capacity as security trustee.

                  10.02  Rights as a Lender. The Person serving as the
Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any
Subsidiary or other Affiliate thereof as if such Person were not the
Administrative Agent hereunder and without any duty to account therefor to the
Lenders.

                  10.03  Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

                  (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

                  (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the
Administrative Agent is required to exercise as directed in writing by the
Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the
Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

                  (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its
Affiliates that is communicated to or obtained by the Person serving as the
Administrative Agent or any of its Affiliates in any capacity.

                  The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required
Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or
(ii) in the absence of its own gross negligence or willful misconduct or breach in bad faith of its obligations hereunder. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or
the L/C Issuer.

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                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan
Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii)
the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv)
the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by the Collateral Documents, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  10.04  Reliance by Administrative Agent. The Administrative
Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The
Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of
Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The
Administrative Agent may consult with legal counsel (who may be counsel for the
Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  10.05  Delegation of Duties. The Administrative Agent may
perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related
Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  10.06  Resignation of Administrative Agent. The Administrative
Agent may at any time give notice of its resignation to the Lenders, the L/C
Issuer and the Borrower. Upon receipt of any such notice of resignation, the
Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C

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Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the
Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative
Agent was acting as Administrative Agent.

                  Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and
Swing Line Lender. Upon the acceptance of a successor's appointment as
Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C
Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

                  10.07  Non-Reliance on Administrative Agent and Other Lenders.
Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this
Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other
Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

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                  10.08  No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the
Administrative Agent, a Lender or the L/C Issuer hereunder. Each of the
Documentation Agent and Syndication Agent have no powers or discretion under this Agreement or any of the other Loan Documents other than those bestowed upon it as a co-agent or sub-agent from time to time by the Administrative Agent pursuant to subsection (b) of Section 10.01, and each Lender hereby acknowledges that neither the Documentation Agent nor the Syndication Agent has any liability under this Agreement or any of the other Loan Documents.

                  10.09  Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower)
shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the
         principal and interest owing and unpaid in respect of the Loans, L/C
         Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.03(i)
         and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property
         payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Sections 2.09 and 11.04.

                  Nothing contained herein shall be deemed to authorize the
Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the
Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                  10.10  Collateral and Guaranty Matters. The Lenders and the
L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

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                  (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations
         (other than contingent indemnification obligations not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan
         Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

                  (b) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

                  (c) to (x) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property in connection with a transaction permitted by Section 7.01(a)(E) or 7.01(a)(K) or (y) subordinate or, if required by the creditor, release any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any
         Lien on such property that is permitted by Section 7.01(a)(E) or
         7.01(a)(K).

                  Upon request by the Administrative Agent at any time, the
Required Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property, or to release any
Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 10.10. In each case as specified in this Section 10.10, the
Administrative Agent will, at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such
Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.10.

                                   ARTICLE XI
                                  MISCELLANEOUS

                  11.01  Amendments, Etc. No amendment or waiver of any
provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the
Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

                  (a) waive any condition set forth in Section 4.02, or, in the case of the initial Credit Extension, Section 4.01(a), without the written consent of each Lender;

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                  (b) extend or increase the Commitment of any Lender (or
         reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

                  (c) postpone any date scheduled for any payment of principal or interest under Sections 2.07 or 2.08, or any date fixed by the
         Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                  (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the
         Required Lenders shall be necessary to amend the definition of "Default
         Rate" or to waive any obligation of the Borrower to pay interest or
         Letter of Credit Fees at the Default Rate;

                  (e) change the order of application of any reduction in the
         Commitments or any prepayment of Loans between the Facilities from the application thereof set forth in the applicable provisions of Section
         2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under such Facilities or require the permanent reduction of the Revolving Credit Facility at any time when all or a portion of the Term Facility remains in effect without the written consent of each such Lender directly affected thereby;

                  (f) change any provision of this Section 11.01 or the
         definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each
         Lender;

                  (g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

                  (h) release all or substantially all of the value of the
         Guaranties, without the written consent of each Lender; or

                  (i) impose any greater restriction on the ability of any
         Lender to assign any of its rights or obligations hereunder without the written consent of Lenders having more than 50% of the Aggregate Credit
         Exposures then in effect within each of the following classes of
         Commitments, Loans and other Credit Extensions: (i) the class consisting of the Revolving Credit Commitment, and (ii) the class consisting of the Term Commitment. For purposes of this clause, the aggregate amount of each Lender's risk

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         participation and funded participation in L/C Obligations and Swing
         Line Loans shall be deemed to be held by such Lender; or

                  (j) change the allocation of any payments of the Term Facility from the allocation thereof set forth in the applicable provisions of
         Section 2.05(a)(i) or 2.05(b)(vii), without the written consent of
         Lenders having more than 50% of the Aggregate Credit Exposure of the
         Term Facility;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer
Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing
Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the
Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Loan Document;
(iv) Section 11.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification;
and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

                  11.02  Notices and Other Communications; Facsimile Copies.

                  (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower, Holdings, the Administrative Agent,
         the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such
         Person on Schedule 11.02; and

                  (ii) if to any other Lender, to the address, telecopier
         number, electronic mail address or telephone number specified in its
         Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the

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recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

                  (b) Electronic Communications. Notices and other
communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the
Borrower or Holdings may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

                  Unless the Administrative Agent otherwise prescribes, (i)
notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

                  (c) Change of Address, Etc. Each of the Borrower, Holdings,
the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, Holdings, the Administrative Agent, the L/C
Issuer and the Swing Line Lender.

                  (d) Reliance by Administrative Agent, L/C Issuer and Lenders.
The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line
Loan Notices) purportedly given by or on behalf of the Borrower or Holdings, as the case may be, even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower and Holdings shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related
Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower or Holdings, as the case may be, except to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or breach in bad faith of such indemnified parties' obligations hereunder. All telephonic notices to and other telephonic communications with the

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Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

                  11.03  No Waiver; Cumulative Remedies. No failure by any
Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.04  Expenses; Indemnity; Damage Waiver.

                  (a) Costs and Expenses. The Borrower shall pay (i) all
reasonable out-of-pocket expenses incurred by the Administrative Agent and its
Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof
(whether or not the transactions contemplated hereby or thereby shall be consummated); provided that certain out-of-pocket expenses are subject to the
Fee Letter as provided therein, (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) after the occurrence and during the continuance of a Default, all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the
L/C Issuer (including the fees, charges and disbursements of any counsel for the
Administrative Agent, any Lender or the L/C Issuer), and shall pay all reasonable fees and time charges for attorneys of the Administrative Agent, any
Lender or the L/C Issuer, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section.

                  (b) Indemnification by the Borrower. The Borrower and Holdings
shall indemnify the Administrative Agent (and any sub-agent thereof), each
Agent, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom
(including any refusal by the L/C Issuer to honor a demand for payment under a
Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or

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release of Hazardous Materials on or from any property owned or operated by the
Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower's or such Loan Party's directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan
Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the
Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the
Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

                  (c) Reimbursement by Lenders. To the extent that the Borrower or Holdings for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section (other than amounts due under or in connection with enforcement of the Fee Letter) to be paid by it to the
Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related
Party of any of the foregoing, each Lender severally agrees to pay to the
Administrative Agent (or any such sub-agent), the L/C Issuer or such Related
Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related
Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section
2.12(d).

                  (d) Waiver of Consequential Damages, Etc. To the fullest
extent permitted by applicable law, neither the Borrower nor Holdings shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan
Documents or the transactions contemplated hereby or thereby.

                  (e) Payments. All amounts due under this Section shall be
payable not later than ten Business Days after demand therefor.

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                  (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations and Guaranteed
Obligations.

                  11.05  Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender
exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b)
each Lender and the L/C Issuer severally agrees to pay to the Administrative
Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this
Agreement.

                  11.06  Successors and Assigns.

                  (a) Successors and Assigns Generally. The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible
Assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f), or (iv) to an SPC in accordance with the provisions of
Section 11.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans
(including for purposes of this Section 11.06(b), participations in L/C
Obligations and in Swing Line Loans) at the time owing to it); provided that (i)
except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved
Fund with respect to a

                                      126

Lender, the aggregate amount of the Commitment (which for this purpose includes
Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and
Assumption with respect to such assignment is delivered to the Administrative
Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility (and treating assignments by an assignor to multiple Approved Funds as one assignee for purposes of such minimum assignment amount), unless each of the Administrative Agent and, so long as no
Event of Default has occurred and is continuing, the Borrower otherwise consents
(each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not
(x) apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate
Facilities on a non-pro rata basis; (iii) any assignment of a Revolving Credit
Commitment must be approved by the Administrative Agent, the L/C Issuer and the
Swing Line Lender unless the Person that is the proposed assignee is itself a
Revolving Credit Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) any assignment in respect of the Term
Facility must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Term Lender, an Affiliate or a Lender or any
Approval Fund (such approval not to be unreasonably withheld or delayed), and
(v) the parties to each assignment shall execute and deliver to the
Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that (x) no such fee shall be payable in the case of assignments to an Affiliate or Approved Fund of such assignor and
(y) only one such fee shall be payable in connection with simultaneous assignments to or by two or more Approved Funds) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an
Administrative Questionnaire. Subject to acceptance and recording thereof by the
Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible
Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and
Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01,
3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

                  (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative
Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the
Commitments of, and principal amounts of the Loans and L/C

                                      127

Obligations owing to, each Lender pursuant to the terms hereof from time to time
(the "REGISTER"). The entries in the Register shall be conclusive, and the
Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The
Register shall be available for inspection by each of the Borrower and the L/C
Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

                  (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries or an Excluded Lender) (each, a
"PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the
Loans (including such Lender's participations in L/C Obligations and/or Swing
Line Loans) owing to it); provided that (i) such Lender's obligations under this
Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such
Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b). To the extent permitted by law, each
Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

                  (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign
Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant complies with Section 3.01(e) as though it were a Lender.

                  (f) Certain Pledges. Any Lender may at any time pledge or
assign a security interest in all or any portion of its rights under this
Agreement (including under its Note, if any) to secure obligations of such
Lender, including any pledge or assignment to secure obligations to a Federal
Reserve Bank; provided that no such pledge or assignment shall release such
Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                                      128

                  (g) Electronic Execution of Assignments. The words
"execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures
and Records Act, or any other similar state laws based on the Uniform Electronic
Transactions Act.

                  (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the
Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such
Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the
Administrative Agent as is required under Section 2.13. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and
(iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any
State thereof. Notwithstanding anything to the contrary contained herein, any
SPC may (i) with notice to, but without prior consent of the Borrower and the
Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

                  (i) Resignation as L/C Issuer or Swing Line Lender after
Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to
Section 11.06(b), Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the
Borrower, resign as Swing Line Lender. In the event of any such resignation as
L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder;
provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank

                                      129

of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of
America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate
Loans or fund risk participations in Unreimbursed Amounts pursuant to Section
2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing
Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section
2.04(c).

                  11.07  Treatment of Certain Information; Confidentiality. Each
of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information, except that Information may be disclosed
(a) to its Affiliates and to its Affiliates' respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such
Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d)
to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any
Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii)
any pledgee referred to in Section 11.06(f) or (iii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07 or (y)
becomes available to the Administrative Agent, any Lender, the L/C Issuer or any
of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; (i) to any state, Federal or foreign authority or examiner
(including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the
Administrative Agent, the L/C Issuer and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the
Administrative Agent, the L/C Issuer or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this
Section 11.07 shall be

                                      130

considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such
Information as such Person would accord to its own confidential information.

                  11.08  Right of Setoff. If an Event of Default shall have
occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the
L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective
Affiliates under this Section are in addition to other rights and remedies
(including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  11.09  Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If any Agent or any
Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law,
(a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the
Obligations hereunder.

                  11.10  Counterparts; Integration; Effectiveness. This
Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.
Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

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                  11.11  Survival of Representations and Warranties. All
representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other
Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

                  11.12  Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this
Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.13  Replacement of Lenders. If any Lender requests
compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or
if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto or if a Lender has not consented to a waiver or amendment of any provision hereunder that requires the consent of all Lenders pursuant to Section 11.01, and a vote of the Required Lenders has been obtained in connection with such waiver or amendment, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section
11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations
(which assignee may be another Lender, if a Lender accepts such assignment), provided that:

                  (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

                  (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

                  (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

                  (d) such assignment does not conflict with applicable Laws.

                                      132

                  A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  11.14  Governing Law; Jurisdiction; Etc.

                  (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER
LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY,
TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING
IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN
DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN
DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE
PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT
OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK
STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH
FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY
SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER
JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT
THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE
TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN
DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE
COURTS OF ANY JURISDICTION.

                  (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY
IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF
VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT
OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS
SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST
EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE
MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                  (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS
TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.
NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY

                                      133

PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

                  11.15  Waiver of Jury Trial. EACH PARTY HERETO HEREBY
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT
IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR
ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT
OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT
SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE
FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE
BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG
OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  11.16  USA PATRIOT Act Notice. Each Lender and the
Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act
(Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the
Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date first above written.

                                        AMES TRUE TEMPER, INC., as Borrower

                                        By:    /s/ Judy Schuchart
                                            ---------------------------------
                                        Name:  Judy Schuchart
                                        Title: Chief Financial Officer

                                        ATT HOLDING CO., as Guarantor

                                        By:    /s/ Richard C. Dell
                                            ---------------------------------
                                        Name:  Richard C. Dell
                                        Title: CEO and President

                                        BANK OF AMERICA, N.A., as
                                        Administrative Agent

                                        By:    /s/ W. Thomas Barnett
                                            ---------------------------------
                                        Name:  W. Thomas Barnett
                                        Title: Managing Director

                                        BANK OF AMERICA, N.A., as a Lender, L/C
                                        Issuer and Swing Line Lender

                                        By:    /s/ W. Thomas Barnett
                                            ---------------------------------
                                        Name:  W. Thomas Barnett
                                        Title: Managing Director

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as a Lender

                                        By:    /s/ Christopher S. Helmeci
                                            ---------------------------------
                                        Name:  Christopher S. Helmeci
                                        Title: S.V.P.

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Documentation Agent and as a Lender

                                        By:    /s/ Charles Brickley
                                            ---------------------------------
                                        Name:  Charles Brickley
                                        Title: Duly Authorized Signatory

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Syndication Agent and as a Lender

                                        By:    /s/ R. Martinez Chapman
                                            ---------------------------------
                                        Name:  R. Martinez Chapman
                                        Title: Associate

                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        as a Lender

                                        By:    /s/ James A. Brennan, Jr.
                                            ---------------------------------
                                        Name:  James A. Brennan, Jr.
                                        Title: Vice President

                                        KZH PONDVIEW LLC, as a Lender

                                        By:    /s/ Hi Hua
                                            ---------------------------------
                                        Name:  Hi Hua
                                        Title: Authorized Agent